EXHIBIT 10.28

SHIRE PLC

as the Company

 ABBEY NATIONAL TREASURY SERVICES PLC
(trading as Santander Global Banking and Markets)

BANC OF AMERICA SECURITIES LIMITED

BARCLAYS CAPITAL

CITIGROUP GLOBAL MARKETS LIMITED

LLOYDS TSB BANK PLC

THE ROYAL BANK OF SCOTLAND PLC

as mandated lead arrangers and bookrunners

CREDIT SUISSE AG, LONDON BRANCH

DEUTSCHE BANK AG, LONDON BRANCH

GOLDMAN SACHS INTERNATIONAL

MORGAN STANLEY BANK, N.A.

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

as arrangers

with

BARCLAYS BANK PLC

as Facility Agent, Euro Swingline Agent and Dollar Swingline Agent

US$ 1,200,000,000 MULTICURRENCY REVOLVING AND SWINGLINE FACILITIES AGREEMENT DATED 23 NOVEMBER 2010

SLAUGHTER AND MAY
One Bunhill Row
London
EC1Y 8YY

(REL/KYH)
506171078_4.DOC

CONTENTS

Clause	Page

1.	Definitions and interpretation	1

2.	The Facilities	25

3.	Purpose	28

4.	Conditions of Utilisation	28

5.	Utilisation - Revolving Loans	30

6.	Utilisation - Swingline Loans	31

7.	Swingline Loans	36

8.	Selection of currencies	40

9.	Amount of Optional Currencies	41

10.	Repayment	42

11.	Illegality, voluntary prepayment and cancellation	43

12.	Mandatory prepayment	45

13.	Restrictions	46

14.	Interest	47

15.	Interest Periods	49

16.	Changes to the calculation of interest	50

17.	Fees	51

18.	Tax gross-up and indemnities	53

19.	Increased Costs	64

20.	Other indemnities	66

21.	Mitigation by the Lenders	67

22.	Costs and expenses	68

23.	Guarantee and indemnity	70

24.	Representations	77

25.	Information undertakings	82

26.	Financial covenants	86

27.	General undertakings	92

28.	Events of Default	99

29.	Changes to the Lenders	104

30.	Changes to the Obligors	110

31.	Role of the Agents and the Arrangers	113

32.	Conduct of Business by the Finance Parties	120

33.	Sharing among the Finance Parties	121

34.	Payment mechanics	123

35.	Set-off	126

36.	Notices	126

37.	Calculations and certificates	128

38.	Partial invalidity	129

39.	Remedies and waivers	129

40.	Amendments and waivers	129

41.	Confidentiality	134

42.	Counterparts	138

43.	Governing law	139

44.	Enforcement	139

THIS AGREEMENT is dated 23 November 2010 and made between:

(1)	SHIRE PLC, a registered public company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 99854 (the "Company", the "Original Guarantor" and an Original Borrower);

(2)	THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Parties) as Original Borrowers;

(3)
ABBEY NATIONAL TREASURY SERVICES PLC (TRADING AS SANTANDER GLOBAL BANKING AND MARKETS), BANC OF AMERICA SECURITIES LIMITED, BARCLAYS CAPITAL, CITIGROUP GLOBAL MARKETS LIMITED, LLOYDS TSB BANK PLC and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers and bookrunners and CREDIT SUISSE AG, LONDON BRANCH, DEUTSCHE BANK AG, LONDON BRANCH, GOLDMAN SACHS INTERNATIONAL, MORGAN STANLEY BANK, N.A., and SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH as arrangers (the mandated lead arrangers and bookrunners and arrangers, whether acting individually or together, the "Arrangers");

(4)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Parties) as revolving lenders (the "Original Revolving Lenders");

(5)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Parties) as dollar swingline lenders (the "Original Dollar Swingline Lenders");

(6)	THE FINANCIAL INSTITUTIONS listed in Part IV of Schedule 1 (The Parties) as euro swingline lenders (the "Original Euro Swingline Lenders");

(7)	BARCLAYS BANK PLC as facility agent of the other Finance Parties (in this capacity, the "Facility Agent");

(8)	BARCLAYS BANK PLC as euro swingline agent of the other Finance Parties (in this capacity, the "Euro Swingline Agent"); and

(9)	BARCLAYS BANK PLC as dollar swingline agent of the other Finance Parties (in this capacity, the "Dollar Swingline Agent").

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"2007 Agreement" means the multicurrency term and revolving facilities agreement dated 20 February 2007, as amended and restated on 19 July 2007 and as further amended and restated on 23 May 2008 between, among others, the Parent Company, ABN Amro Bank N.V., Barclays Capital, Citigroup Global Markets Limited, and The Royal Bank of Scotland plc.

"Acceptable Bank" means a bank or financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations of A or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A2 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.

"Accession Letter" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

"Additional Borrower" means each company which becomes an Additional Borrower in accordance with Clause 30 (Changes to the Obligors).

"Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

"Additional Guarantor" means each company which becomes an Additional Guarantor in accordance with Clause 30 (Changes to the Obligors).

"Additional Obligor" means an Additional Borrower or an Additional Guarantor.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company, provided that, in relation to The Royal Bank of Scotland plc, the term "Affiliate" shall include The Royal Bank of Scotland N.V. and each of its Affiliates, but shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including HM Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

"Agents" means the Dollar Swingline Agent, the Euro Swingline Agent and the Facility Agent, and "Agent" means, as the context may require, any of them.

“Anti-Terrorism/Anti-Money Laundering Laws” means each of:

(a)	the Executive Order;

(b)	the USA Patriot Act;

(c)	the US Money Laundering Control Act of 1986, Public Law 99-570; and

(d)	any similar executive order issued or law enacted in the United States after the date of this Agreement.

“Assignment Agreement” means an agreement substantially in the form set out in Part 1 of Schedule 5 (Form of Assignment Agreement).

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Availability Period" means, in relation to the Revolving Facility, the period from and including the date of this Agreement to the date which is one week prior to the Termination Date.

"Available Commitment" means a Lender's Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in either case, a Revolving Lender's participation in any Revolving Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

"Base Currency" means US Dollars.

"Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower (or the Parent Company on behalf of a Borrower) for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent's Spot Rate of Exchange on the date which is, subject as otherwise provided, three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

"Borrower" means an Original Borrower or an Additional Borrower, unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).

"Break Costs" means the amount (if any) by which:

(a)
the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the total sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

"Code" means, at any date, the US Internal Revenue Code of 1986 and the regulations promulgated thereunder as in effect at such date.

"Commitment" means a Revolving Facility Commitment or a Swingline Commitment.

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

"Confidential Information" means all information relating to the Parent Company, any member of the Group, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in the form as set out in Schedule 12 (Form of Confidentiality Undertaking) or in any other form agreed between the Parent Company and the Facility Agent.

"CTA" means the Corporation Tax Act 2009.

"Default" means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing with an event or circumstance specified in Clause 28 (Events of Default)) be an Event of Default.

"Defaulting Lender" means any Lender:

(a)
which has failed to make its participation in a Loan available or has notified any Agent or Obligor or has indicated publicly that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation) or Clause 6.4 (Swingline Lenders' participation), as applicable;

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date;

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question; or

(iii)	the circumstances contemplated by Clause 11.1 (Illegality) apply in respect of that Lender and the Lender has given notice thereof to the Facility Agent in accordance with such Clause.

“Designated Person” means a person:

(a)	listed in the annex to, or otherwise known by a member of the Group to be subject to the provisions of, territorial economic sanctions administered by OFAC;

(b)
named as a “Specially Designated Nationals and Blocked Person” on the most current list published by OFAC on its official website or any replacement website or other replacement official publication of such list; or

(c)	designated by the US President or Secretary of State as the subject of sanctions pursuant to the US Iran Sanctions Act of 1966, Public Law 104-172,

as amended by the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, Public Law 111-195.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)
the occurrence of any other event which results in a disruption (including without limitation, disruption of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Dollar Swingline Facility" means the dollar swingline facility as described in paragraph  (A) of Clause 7.1 (Swingline).

"Dollar Swingline Lender" means:

(a)	an Original Dollar Swingline Lender; and

(b)	any other person that becomes a Dollar Swingline Lender after the date of this Agreement in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"Dollar Swingline Loan" means a loan to be made under the Dollar Swingline Facility or the principal amount outstanding for the time being of that loan.

"Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a US Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued under it, all as the same may be in effect at such date.

"ERISA Affiliate" means any person that for the purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

"ERISA Event" means:

(a)
any reportable event, as defined in Section 4043 of ERISA and the regulations promulgated thereunder, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

(b)
the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

(c)	the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d)
with respect to any Employee Plan the failure to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 303 of ERISA or the filing of any request for a minimum funding waiver under Section 412 of the Code with respect to any Employee Plan or Multiemployer Plan;

(e)	an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

(f)	the complete or partial withdrawal of any US Obligor or any ERISA Affiliate from a Multiemployer Plan; and

(g)	an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

"Euro Swingline Facility" means the euro swingline facility as described in paragraph (B) of Clause 7.1 (Swingline).

"Euro Swingline Lender" means:

(a)	an Original Euro Swingline Lender; and

(b)	any other person that becomes a Euro Swingline Lender after the date of this Agreement in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"Euro Swingline Loan" means a loan to be made under the Euro Swingline Facility or the principal amount outstanding for the time being of that loan.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

"Event of Default" means any event or circumstance specified as such in Clause 28 (Events of Default).

“Executive Order” means the US Executive Order No 13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism, which came into effect on 24 September 2001, as amended.

"Existing Financial Indebtedness" means the existing Financial Indebtedness listed in Schedule 11 (Existing Financial Indebtedness).

"Existing Loans" means the existing loans listed in Schedule 10 (Existing Loans).

"Existing Security" means the existing Security listed in Schedule 9 (Existing Security).

"Facility" means the Revolving Facility or the Swingline Facility.

"Facility Agent's Spot Rate of Exchange" means the Facility Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

"Facility Office" means:

(a)	in relation to a Revolving Lender, the office identified as such opposite such Lender's name in Part II of Schedule 1 (The Parties) or such other office as it may from time to time select;

(b)	in relation to a Dollar Swingline Lender, the office identified as such opposite such Swingline Lender's name in Part III of Schedule 1 (The Parties) or such other office in the United States of America (in the same time zone as New York City, or elsewhere provided that such office of such Lender can operate in full in accordance with New York City time zone hours) in each case as it may from time to time select;

(c)
in relation to a Euro Swingline Lender, the office identified as such opposite such Swingline Lender's name in Part IV of Schedule 1 (The Parties) or such other office as it may from time to time select; and

(d)
in relation to a New Lender, the office notified by that New Lender to the Facility Agent in writing on or before the date it becomes a Lender as the office through which it will perform its obligations under this Agreement (including as may be notified at the end of the Transfer Certificate to which it is party as a transferee), or such other office as it may from time to time select.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect at the date hereof, and any current or future regulations promulgated thereunder or official interpretations thereof.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arrangers and the Parent Company (or an Agent and the Parent Company) setting out any of the fees referred to in Clause 17 (Fees).

"Finance Document" means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Utilisation Request and any other document designated as such by the Facility Agent and the Parent Company.

"Finance Party" means any Agent, Arranger or Lender.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)
the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease (but excluding the amount of any liability in respect of any lease or hire purchase contract which would not, in accordance with US GAAP as at the date of this Agreement, be treated as a finance or capital lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)
any amount raised by the issue of redeemable shares which are redeemable prior to the fifth anniversary of the date of this Agreement other than redeemable shares issued by a Subsidiary of the Parent Company where such redeemable shares are acquired by another member of the Group as consideration for, or in connection with, an issue by a member of the Group of equity securities or, to the extent not so acquired, are redeemed within 30 days after the date of their issue;

(j)
any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance (excluding, for the avoidance of doubt, milestone and deferred consideration payments in respect of acquisitions of shares or other assets which are the subject of any acquisition); and

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

"Fraudulent Transfer Law" means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law.

"Group" means the Parent Company and its Subsidiaries for the time being.

"Guarantor" means the Original Guarantor and any Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors).

"Guidelines" means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt "Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)" vom 22. September 1986), guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt "Obligationen" vom April 1999), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt "Steuerliche Behandlung von Konsortialdarlehen, Schuld-scheindarlehen, Wechseln und Unterbeteiligungen" vom January 2000), guideline S-02.122.2 in relation to deposits of April 1999 (Merkblatt "Kundenguthaben" vom April 1999) and the circular letter No. 15 of 7 February 2007 (1-015-DVS-2007) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Withholding Tax and Swiss Stamp Taxes, in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"Impaired Agent" means an Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	such Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if such Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; or

(d)	an Insolvency Event has occurred and is continuing with respect to such Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)           administrative or technical error; or

(B)           a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	such Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 14 (Form of Increase Confirmation).

"Increase Lender" has the meaning given to that term in Clause 2.2 (Increase).

"Insolvency Event" means, in relation to a Finance Party:

(a)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Finance Party or all or substantially all of that Finance Party's assets;

(b)	that Finance Party suspends making payments on all or substantially all of its debts or publicly announces an intention to do so; or

(c)	any analogous procedure or step is taken in any jurisdiction with respect to that Finance Party.

"Interest Period" means, in relation to a Loan (not being a Swingline Loan), each period determined in accordance with Clause 15 (Interest Periods), in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default interest)

and, in relation to a Swingline Loan, the period determined in accordance with paragraph (A) of Clause 6.3 (Completion of a Utilisation Request for Swingline Loans).

"Ireland" means the Republic of Ireland.

"IRS" means the United States Internal Revenue Service or any successor.

"Lender" means a Swingline Lender and/or a Revolving Lender, as the context requires.

"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by three Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

"Loan" means a Revolving Loan or a Swingline Loan.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Borrower” means a Borrower which is incorporated in Luxembourg or (without prejudice to any other term of this Agreement) has validly transferred its registered office and central administration to Luxembourg.

“Luxembourg Guarantor” means a Guarantor which is incorporated in Luxembourg or (without prejudice to any other term of this Agreement) has validly transferred its registered office and central administration to Luxembourg.

“Luxembourg Obligor” means a Luxembourg Borrower or a Luxembourg Guarantor.

"Majority Lenders" means, subject to Clause 40.3 (Disenfranchisement of Defaulting Lenders):

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate not less than  66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated not less than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate not less than 66 2/3 per cent. of all the Loans then outstanding.

"Mandatory Cost" means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost formulae).

"Margin" means:

(a)        subject to paragraph (b) below:

(i)
0.90 per cent. per annum prior to receipt by the Facility Agent of the first Compliance Certificate required to be delivered after the date of this Agreement pursuant to Clause 25.2 (Compliance Certificate); and

(ii)
at all other times when the ratio of Net Debt to EBITDA in respect of the most recently completed financial year or financial half year is within the range set out below, the rate set out opposite such range in the table below:

Ratio of Net Debt to EBITDA	Margin (per cent. per annum)

Greater than 3.5:1	2.25

Greater than 3.0:1 but less than or equal to 3.5:1	1.80

Greater than 2.5:1 but less than or equal to 3.0:1	1.50

Greater than 2.0:1 but less than or equal to 2.5:1	1.25

Greater than 1.5:1 but less than or equal to 2.0:1	1.10

Greater than 1.0:1 but less than or equal to 1.5:1	1.00

Less than or equal to 1.0:1	0.90

and any reduction or increase in the Margin in the table above shall take effect five Business Days after receipt by the Facility Agent of the relevant Compliance Certificate pursuant to Clause 25 (Information undertakings). For the purpose of determining the Margin, "Net Debt" and "EBITDA" shall be determined in accordance with Clause 26.1 (Financial definitions); or

(b)
if and for so long as (x) an Event of Default under Clause 28.2 (Financial covenants) is continuing or (y) if the Parent Company is in default of its obligations under Clause 25 (Information undertakings) to provide a Compliance Certificate or relevant financial statements and the Parent Company has failed to remedy such default within five Business Days following notification by the Facility Agent, the Margin will be:

(i)	at any time covered by the election of an increased Leverage Ratio under paragraph (A) of Clause 26.2 (Financial condition), 2.25 per cent.; and

(ii)	at any other time, 1.80 per cent. per annum,

for so long as such default continues.

"Margin Stock" means margin stock or "margin security" within the meaning of Regulations U and X.

"Material Adverse Effect" means a:

(a)
material adverse change in the business, operations, assets or financial condition of the Group taken as a whole which is likely to have a material adverse effect on the ability of the Obligors taken as a whole or the Parent Company to perform their respective payment obligations under the Finance Documents; or

(b)	material adverse effect on the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

"Material Company" means, at any time:

(a)	an Obligor; or

(b)
a Subsidiary of the Parent Company which has EBITDA (as defined in Clause 26.1 (Financial definitions) but calculated as though it applied to it) representing 10 per cent. or more of the EBITDA of the Group.

Compliance with such conditions shall be determined by reference to the most recent Compliance Certificate supplied by the Parent Company and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.

A report by the auditors of the Parent Company that a Subsidiary is or is not a Material Company (determined in accordance with the preceding paragraph) shall, in the absence of manifest error, be conclusive and binding on all Parties.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one or, if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) in respect of which a US Obligor or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

"Newco Scheme" means a scheme of arrangement or analogous proceeding (each, a "Scheme", and including any modification, addition or condition thereto approved by the relevant court) which effects, in accordance with Clause 27.10 (Top Newco), the interposition of one or more limited liability companies (each, a "Newco") between:

(a)	in relation to the first Scheme following the date of this Agreement, the shareholders immediately prior to that Scheme of the Company and the Company; or

(b)
in relation to any subsequent Scheme, the Newco interposed by the previous Scheme and its shareholders (provided that, where more than one Newco was interposed as part of the previous Scheme, only the top such Newco shall constitute Newco for these purposes).

“Newco Scheme Date” means the date of completion of any Newco Scheme.

“Non-Qualifying Bank” means any person who does not qualify as a Qualifying Bank.

“Non-Restricted Sub-Participation” means a sub-participation in respect of the rights and/or obligations of a Lender under this Agreement which is substantially in the form recommended from time to time by the LMA where such form includes a provision on status of participation substantially in the form set out in Clause 6.1 (Status of Participation) of the LMA Funded Participation (PAR) form as at the date of this Agreement or Clause 7.1 (Status of Participation) of the LMA Risk Participation (PAR) form as at the date of this Agreement, as applicable.

"Obligor" means a Borrower or a Guarantor.

"Obligor's Agent" means SGF, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors' Agent).

"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

"Original Financial Statements" means, in relation to the Parent Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2009.

"Original Obligor" means an Original Borrower or the Original Guarantor.

“Parent Company” means the Company or, after completion of any Newco Scheme in accordance with the terms of this Agreement, the most recently interposed Top Newco.

"Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"PBGC" means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

"Permitted Securitisation" means any arrangements forming part of a transaction involving the securitisation or other financing of assets or cash flows (or both) relating to royalty income provided that, while the aggregate amount of the Total Commitments of all the Revolving Lenders in respect of the Revolving Facility is greater than US$ 500,000,000, the Parent Company provides a certificate to the Facility Agent signed by two directors (one of which is the finance director of the Parent Company) confirming that the proceeds of that securitisation or other financing are to be applied upon receipt such that there has been a permanent reduction of the Revolving Facility of an amount equivalent to the net amount anticipated to be received by the Group from such securitisation or other financings upon entering into of such arrangement in accordance with Clauses 11.2 (Voluntary cancellation) and 11.3 (Voluntary prepayment of Loans).

"Qualifying Bank" means any person or entity, including any commercial bank or financial institution (irrespective of its jurisdiction or organisation), which is licensed as a bank by the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity, which is licensed as a bank by the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all in accordance with the Guidelines.

"Qualifying Lender" has the meaning given to it in Clause 18 (Tax gross-up and indemnities).

"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)           (if the currency is sterling) the first day of that period;

(b)           (if the currency is euro) two TARGET Days before the first day of that period; or

(c)           (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and, if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Reference Banks" means, in relation to LIBOR, the principal London offices of Lloyds TSB Bank plc, The Royal Bank of Scotland plc, Barclays Bank PLC and Citibank, N.A., London Branch or such other banks as may be appointed by the Facility Agent in consultation with the Parent Company.

"Register" has the meaning given to that term in Clause 31.19 (The Register).

"Regulation T", "Regulation U" or "Regulation X" means, respectively, Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement and all official rulings and interpretations thereof and thereunder.

"Relevant Interbank Market" means, in relation to euro, the European Interbank Market and, in relation to any other currency, the London interbank market.

"Repeating Representations" means each of the representations set out in Clauses 24.2 (Status) to 24.7 (Governing law and enforcement), Clause 24.10 (No default), Clause 24.13 (Pari passu ranking), and Clause 24.14 (ERISA and Multiemployer Plans) to Clause 24.18 (Compliance with Twenty Non-Bank Rule).

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Resignation Letter" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Sub-Participation” means a sub-participation, including by way of risk participation of the rights and/or the obligations of a Lender under this Agreement which is not a Non-Restricted Sub-Participation.

"Revolving Facility" means the revolving facility made available under this Agreement as described in Clause 2.1 (Grant of Revolving Facility).

"Revolving Facility Commitment" means:

(a)
in relation to an Original Revolving Lender, the amount in the Base Currency set opposite its name under the heading "Revolving Facility Commitment" in Part II of Schedule 1 (The Parties) to this Agreement and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)
in relation to any other Revolving Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement, or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

"Revolving Lender" means:

(a)	an Original Revolving Lender; and

(b)	any bank or financial institution which has become a Revolving Lender after the date of this Agreement in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"Revolving Loan" means a loan to be made under the Revolving Facility or the principal amount outstanding for the time being under that loan.

"Rollover Loan" means one or more Revolving Loans (other than Swingline Loans):

(a)	made or to be made on the same day that a maturing Revolving Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Revolving Loan;

(c)	in the same currency as the maturing Revolving Loan (unless it arose as a result of the operation of Clause 8.3 (Revocation of currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Revolving Loan.

"Screen Rate" means:

(a)	in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify a reasonable alternative page or service displaying the appropriate rate after consultation with the Parent Company and the Lenders.

"SEC" means the United States Securities and Exchange Commission or any successor thereto.

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Separate Loan” has the meaning given to that term in Clause 10.1 (Repayment of Revolving Loans).

"SGF" means Shire Global Finance, a private unlimited company incorporated in England with registered number 05418960.

"Specified Time" means a time determined in accordance with Schedule 13 (Timetables).

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Swingline Agent" means the Dollar Swingline Agent or the Euro Swingline Agent.

"Swingline Commitment" means:

(a)
in relation to an Original Dollar Swingline Lender or an Original Euro Swingline Lender, the amount in the Base Currency set opposite its name under the heading "Swingline Commitment" in Part III or Part IV, respectively, of Schedule 1 (The Parties) of this Agreement and the amount of any other Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); or

(b)	in relation to any other Swingline Lender, the amount in the Base Currency of any Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

"Swingline Facility" means the swingline facility made available under this Agreement comprising the Dollar Swingline Facility and the Euro Swingline Facility.

"Swingline Lender" means a Dollar Swingline Lender or a Euro Swingline Lender.

"Swingline Loan" means a Dollar Swingline Loan or a Euro Swingline Loan.

"Swiss Federal Tax Administration" means the federal tax administration office within the federal department of finance of the Swiss Confederation (Eidgenössische Steuerverwaltung (EStV)).

"Swiss Obligor" means an Obligor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to Art. 9 of the Swiss Withholding Tax Act and/or Art. 4 of the Swiss Stamp Tax Act.

"Swiss Stamp Tax" means a Tax imposed under the Swiss Stamp Tax Act.

"Swiss Stamp Tax Act" means the Swiss Federal Act on Stamp Taxes of 27 June 1973 (Bundesgesetz über die Stempelabgaben) together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

"Swiss Withholding Tax" means Taxes imposed under the Swiss Withholding Tax Act.

"Swiss Withholding Tax Act" means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Termination Date" means the date which is the fifth anniversary of the date of this Agreement.

"Top Newco" means the top Newco most recently interposed by any Newco Scheme from time to time.

"Total Commitments" means the aggregate of the Revolving Facility Commitments, being US$ 1,200,000,000 at the date of this Agreement.

"Transfer Certificate" means a certificate substantially in the form set out in Part 2 of Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Parent Company.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"Twenty Non-Bank Rule" means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all its outstanding debts relevant for classification as a debenture (Kassenobligation) (including debt arising under this Agreement and intragroup loans (if and to the extent intragroup loans are not exempt in accordance with the ordinance of the Swiss Federal Council of 18 June 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of 1 August 2010)) facilities and / or private placements must not at any time exceed twenty, all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues which are in force at such time.

"UK Borrower" means a Borrower which is incorporated in the United Kingdom.

"Unfunded Pension Liability" means the excess of an Employee Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 430 of the Code for the applicable plan year.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"US" and "United States" means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

"US Bankruptcy Law" means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code) or any other United States federal or state bankruptcy, insolvency or similar law.

"US Borrower" means a Borrower whose jurisdiction of creation or organisation is a state of the United States of America or the District of Columbia.

"US GAAP" means generally accepted accounting principles in the United States of America.

"US Guarantor" means a Guarantor whose jurisdiction of creation or organisation is a state of the United States of America or the District of Columbia.

"US Lender" means any Lender that is:

(a)	organised under the laws of the United States or a state thereof;

(b)	a branch or agency licensed under the laws of the United States or a state thereof; or

(c)	controlled by a person described in paragraph (a) above.

"US Obligor" means a US Borrower or a US Guarantor.

"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States, as amended.

"Utilisation" means a utilisation of a Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Part I (Utilisation Request – Revolving Loan) or Part II (Utilisation Request – Swingline Loan) of Schedule 3 (Requests).

"VAT" means, in respect of the United Kingdom, value added tax as provided for in the Value Added Tax Act 1994, in respect of Ireland, the Value Added Tax Act 1972 and, in each case, any regulations promulgated thereunder and any other Tax of a similar nature.

1.2	Construction

(A)	Unless a contrary indication appears any reference in this Agreement to:

(i)
an "Agent", the "Facility Agent", the "Euro Swingline Agent", the "Dollar Swingline Agent", the "Arrangers", any "Finance Party", any "Lender", any "Obligor", "SGF" or the "Obligors’ Agent", or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a "company" shall be construed so as to include any corporation or other body corporate, wherever and however incorporated or established;

(iv)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(v)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)
a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(vii)
a "regulation" includes any regulation, rule, official directive or guideline (whether or not having the force of law but if not having the force of law being of a type which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other similar authority or organisation;

(viii)	a provision of law or regulation (including an accounting standard) is a reference to that provision as amended or re-enacted;

(ix)	a time of day is a reference to London time; and

(x)	"Barclays Capital" means the investment banking division of Barclays Bank PLC.

(B)	Section, Clause and Schedule headings are for ease of reference only.

(C)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance

Document has the same meaning in that Finance Document or notice as in this Agreement.

(D)	A Default or an Event of Default is "continuing" if it has not been remedied or waived.

1.3	Currency symbols and definitions

"$", "dollars", "US Dollars" and "US$" denote the lawful currency for the time being of the United States of America.

"EUR" and "euro" means the single currency unit of the Participating Member States.

"£" and "sterling" denote the lawful currency for the time being of the United Kingdom.

1.4	Third party rights

(A)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(B)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Irish terms

(A)	an “administration” includes an examinership within the meaning of the Companies (Amendment) Act 1990 of Ireland (as amended); and

(B)	an “administrator” includes an examiner within the meaning of the Companies (Amendment) Act 1990 of Ireland (as amended).

1.6	Luxembourg terms

In this Agreement, where relating to a Luxembourg Borrower or Luxembourg Guarantor, a reference to:

(A)
“insolvency proceeding” includes, without limitation, bankruptcy (faillite) proceedings within the meaning of Articles 437 ff. of the Luxembourg Commercial Code, insolvency proceedings pursuant to EU Insolvency Regulation (1346/2000), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, reprieve from payment (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg commercial code and, controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management; and

(B)	a “receiver”, “administrative receiver”, “administrator” or the like includes, without limitation, a juge-délégué, commissaire, juge-commissaire, liquidateur or curateur.

SECTION 2
FACILITIES

2.	THE FACILITIES

2.1	Grant of Revolving Facility

(A)	Subject to the terms of this Agreement, the Revolving Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

(B)	The Revolving Facility incorporates the Swingline Facility as set out in Clause 6 (Utilisation – Swingline Loans) and Clause 7 (Swingline Loans).

2.2	Increase

(A)	The Parent Company may by giving prior notice to the Facility Agent by no later than 30 days after the effective date of a cancellation of:

(i)
the Available Commitments of a Defaulting Lender (and, if applicable, of any Affiliate of that Lender which is a Swingline Lender) in accordance with Clause 11.4 (Right of repayment and cancellation in relation to a single Lender or Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with Clause 11.1 (Illegality) or paragraph (A) of Clause 11.4 (Right of repayment and cancellation in relation to a single Lender or Defaulting Lender),

request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled, as follows:

(a)
the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities which (in each case) is or are Qualifying Banks and shall not be a member of the Group (each an "Increase Lender") selected by the Parent Company and each of which confirms in writing its willingness to assume (whether in the Increase Confirmation or otherwise) and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(b)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the rights and obligations owed by each Obligor and the Lender whose Commitment has been cancelled (the "Cancelled Lender") to each other only insofar as that Obligor and the Increase Lender have assumed and/or acquired the same in place of that Obligor and the Cancelled Lender;

(c)
each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another which differ from the rights and obligations owed by the Cancelled Lender and each of the other Finance Parties to each other only insofar as the Increase Lender and those Finance Parties have assumed and/or acquired the same in place of the Cancelled Lender and those Finance Parties;

(d)	the Commitments of the other Lenders shall continue in full force and effect; and

(e)
any increase in the Total Commitments shall take effect on the date specified by the Parent Company in the notice referred to above or any later date on which the conditions set out in paragraph (B) below are satisfied.

(B)	An increase in the Total Commitments will be effective only on:

(i)	the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)
in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Parent Company and the Increase Lender.

(C)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(D)
The Parent Company shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee of US$ 3,000 and the Parent Company shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(E)	Clause 29.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;

(ii)	the "New Lender" were references to that "Increase Lender"; and

(iii)	a "re-transfer" and "re-assignment" were references to, respectively, a "transfer" and "assignment".

2.3	Finance Parties' rights and obligations

(A)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(B)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(C)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4	Obligors' Agent

(A)
Each Obligor (other than SGF) by its execution of this Agreement or an Accession Letter irrevocably appoints SGF to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
SGF on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to SGF,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(B)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the

Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to that or any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3.	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards financing the general corporate purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

No Borrower (nor the Parent Company) may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent shall notify the Parent Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

(A)	The Lenders will be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a Loan only if on the date of the Utilisation Request and on the proposed Utilisation Date:

(B)
in the case of a Rollover Loan, no Event of Default has occurred and is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or will result from the proposed Loan; and

(C)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(A)	A currency will constitute an Optional Currency in relation to a Revolving Loan if it is sterling or euro or it is:

(i)	readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Revolving Loan; and

(ii)
a currency which has been approved by the Facility Agent (acting on the instructions of all the Revolving Lenders acting reasonably) on or prior to receipt by the Facility Agent of the relevant Utilisation Request for that Revolving Loan.

(B)
If the Facility Agent has received a written request from the Parent Company for a currency to be approved under paragraph (A) above, the Facility Agent will confirm to the Parent Company by the Specified Time:

(i)	whether or not the Revolving Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency which will be an amount equivalent to US$ 10,000,000 (rounded to the nearest 1,000,000).

4.4	Maximum number of Loans

(A)
A Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation, seventeen or more Loans would be outstanding, unless otherwise agreed by the Parent Company and the Facility Agent.

(B)	Any Loan made by a single Lender under Clause 8.3 (Revocation of Currency) shall not be taken into account in this Clause 4.4.

(C)	Any Separate Loan shall not be taken into account in this Clause 4.4.

4.5	Maximum number of currencies

A Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation, Loans denominated in seven or more currencies would be outstanding, unless otherwise agreed by the Parent Company and the Facility Agent.

SECTION 3
UTILISATION

5.	UTILISATION - REVOLVING LOANS

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Revolving Facility (other than for the purpose of drawing Swingline Loans which may be drawn in accordance with Clause 6.2 (Delivery of a Utilisation Request for Swingline Loans)) by delivery by it (or the Parent Company on behalf of the Borrower) to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(A)	Each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies that it is for a Revolving Loan;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 15 (Interest Periods).

(B)	Only one Revolving Loan may be requested in each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request).

5.3	Currency and amount

(A)
The currency specified in a Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) for the purpose of drawing Revolving Loans must be the Base Currency or an Optional Currency.

(B)	The amount of the proposed Revolving Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of US$ 10,000,000 or, if less, the Available Facility; or

(ii)
if the currency selected is euro, a minimum of the euro equivalent of US$ 10,000,000 (rounded to the nearest 1,000,000) or, if the currency selected is sterling, a minimum of the sterling equivalent of US$ 10,000,000 (rounded to the nearest 1,000,000) or, if the currency selected is an Optional Currency other than euro or sterling, the minimum amount specified by the Facility Agent pursuant to paragraph (B)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4	Lenders' participation

(A)	If the conditions set out in this Agreement have been met, each Revolving Lender shall make its participation in each Revolving Loan available by the Utilisation Date through its Facility Office.

(B)
Subject to Clause 8.3 (Revocation of Currency), the amount of each Revolving Lender's participation in each Revolving Loan (not being a Swingline Loan) will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Revolving Loan.

(C)
The Facility Agent shall determine the Base Currency Amount of each Revolving Loan which is to be made in an Optional Currency and shall notify each Revolving Lender of the amount, currency and the Base Currency Amount of each Revolving Loan and the amount of its participation in that Revolving Loan, in each case by the Specified Time.

6.	UTILISATION - SWINGLINE LOANS

6.1	General

(A)	In this Clause 6 and Clause 7 (Swingline Loans):

(i)
"Available Swingline Commitment" of a Swingline Lender means (but without limiting paragraph (E) of Clause 6.4 (Swingline Lenders' participation) and Clause 6.5 (Relationship with Revolving Facility)) that Lender's Swingline Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Swingline Loans; and

(b)
in relation to any proposed Utilisation under the Swingline Facility, the Base Currency Amount of its participation in any Swingline Loans that are due to be made under the Swingline Facility on or before the proposed Utilisation Date, other than that Lender's participation in any Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

(ii)	"Available Swingline Facility" means the aggregate for the time being of each Swingline Lender's Available Swingline Commitment.

(iii)	"Euro Swingline Business Day" means any TARGET Day which is also a Business Day.

(iv)	"Euro Swingline Rate" means, in relation to a Euro Swingline Loan, the percentage rate per annum which is the aggregate of:

(a)
the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Euro Swingline Agent at its request quoted by the Reference Banks to leading banks in the European interbank market as at the time the Euro Swingline Agent notifies the relevant Swingline Lenders of details of the participation of the relevant Swingline Lenders in accordance with paragraph (D) of Clause 6.4 (Swingline Lenders' participation) on the Utilisation Date for that Euro Swingline Loan for the offering of deposits in euro for a period comparable to the Interest Period for the relevant Euro Swingline Loan and for settlement on that day;

(b)	the Margin; and

(c)	Mandatory Cost (if any).

For the purposes of this paragraph, the “Reference Banks” are the principal offices in London of the Reference Banks, or such other banks as may be appointed by the Euro Swingline Agent in consultation with the Parent Company.

(v)	"Federal Funds Rate" means, in relation to any day, the rate per annum equal to:

(a)
the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)
if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the Dollar Swingline Agent from three Federal funds brokers of recognised standing selected by the Dollar Swingline Agent.

(vi)	"New York Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City.

(vii)	"Overall Commitment" of a Lender means:

(a)	its Revolving Facility Commitment; or

(b)	in the case of a Swingline Lender which does not have a Revolving Facility Commitment, the Revolving Facility Commitment of a Lender which is its Affiliate.

(viii)	"Total Swingline Commitments" means the aggregate of the Swingline Commitments, being US$ 250,000,000 at the date of this Agreement.

For the avoidance of doubt, the amounts set out in Part III of Schedule 1 (The Parties) and Part IV of Schedule 1 (The Parties) are not double counted and operate in the alternative subject to paragraph (E) of Clause 6.4 (Swingline Lenders’ participation), such that in aggregate across the Dollar Swingline Facility and the Euro Swingline Facility no more than an amount equal to the Total Swingline Commitments (or the euro equivalent thereof) may be drawn at any time.

(B)	Any reference in this Agreement to:

(i)	an "Interest Period" includes each period determined under this Agreement by reference to which interest on a Swingline Loan is calculated; and

(ii)	a "Lender" includes a Dollar Swingline Lender and a Euro Swingline Lender unless the context otherwise requires.

(C)	(i)	Clauses 4.2 (Further conditions precedent) and 4.3 (Conditions relating to Optional Currencies);

(ii)	Clause 5 (Utilisation – Revolving Loans);

(iii)	Clause 8 (Selection of currencies);

(iv)	Clause 14 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;

(v)	Clause 15 (Interest Period); and

(vi)	Clause 16 (Changes to the calculation of interest),

do not apply to Swingline Loans.

6.2	Delivery of a Utilisation Request for Swingline Loans

(A)
A Borrower may utilise the Swingline Facility by delivery by it (or the Parent Company on behalf of a Borrower) to the relevant Swingline Agent (copied to the Facility Agent) of a duly completed Utilisation Request in the form of Part II of Schedule 3 (Requests) not later than the Specified Time.

(B)	Each Utilisation Request:

(i)	for a Dollar Swingline Loan must be sent to the Dollar Swingline Agent to the address in New York notified by the Dollar Swingline Agent for this purpose; and

(ii)	for a Euro Swingline Loan must be sent to the Euro Swingline Agent to the address in London notified by the Euro Swingline Agent for this purpose.

6.3	Completion of a Utilisation Request for Swingline Loans

(A)	Each Utilisation Request for a Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower;

(ii)	it specifies that it is for a Dollar Swingline Loan or a Euro Swingline Loan;

(iii)	the proposed Utilisation Date is:

(a)	in relation to a Dollar Swingline Loan, a New York Business Day; and

(b)	in relation to a Euro Swingline Loan, a Euro Swingline Business Day,

within the Availability Period applicable to the Revolving Facility;

(iv)	the Swingline Loan is:

(a)	in relation to a Dollar Swingline Loan, denominated in US Dollars; and

(b)	in relation to a Euro Swingline Loan, denominated in euro;

(v)
the amount of the proposed Swingline Loan is an amount whose Base Currency Amount is not more than the Available Swingline Facility and is a minimum of US$ 10,000,000 or, if less, the Available Swingline Facility; and

(vi)	the proposed Interest Period:

(a)	does not overrun the Termination Date;

(b)	is a period of not more than five New York Business Days (in relation to a Dollar Swingline Loan) or five Euro Swingline Business Days (in relation to a Euro Swingline Loan); and

(c)	ends on a New York Business Day (in relation to a Dollar Swingline Loan) or a Euro Swingline Business Day (in relation to a Euro Swingline Loan).

(B)	Only one Swingline Loan may be requested in each Utilisation Request.

6.4	Swingline Lenders' participation

(A)	If the conditions set out in this Agreement have been met, each Swingline Lender shall make its participation in each Swingline Loan available through its relevant Facility Office.

(B)	The Swingline Lenders will only be obliged to comply with paragraph (A) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(C)
The amount of each Swingline Lender's participation in each Swingline Loan will be equal to the proportion borne by its Available Swingline Commitment to the Available Swingline Facility immediately prior to making the Swingline Loan, adjusted to take account of any limit applying under Clause 6.5 (Relationship with Revolving Facility).

(D)
The relevant Swingline Agent shall determine the Base Currency Amount of each relevant Swingline Loan and notify each relevant Swingline Lender of the amount of each relevant Swingline Loan and its participation in that relevant Swingline Loan by the Specified Time.

(E)
Utilisation by a Borrower of the Euro Swingline Facility shall reduce the Available Swingline Commitment in respect of the Dollar Swingline Facility rateably by an amount equivalent to the Base Currency Amount of that Utilisation. Utilisation by a Borrower of the Dollar Swingline Facility shall reduce the Available Swingline Commitment in respect of the Euro Swingline Facility rateably by an amount equivalent to the Base Currency Amount of that Utilisation.

6.5	Relationship with Revolving Facility

(A)	This Clause applies when a Swingline Loan is outstanding or is to be borrowed.

(B)	The Revolving Facility may be used by way of Swingline Loans. The Swingline Facility is not independent of the Revolving Facility.

(C)
Notwithstanding any other term of this Agreement, a Lender is only obliged to participate in a Revolving Loan or a Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation and that of a Lender which is its Affiliate in the Revolving Loans, the Dollar Swingline Loans and the Euro Swingline Loans exceeding its Overall Commitment.

(D)
Where, but for the operation of paragraph (C) above, the Base Currency Amount of a Lender's participation and that of a Lender which is its Affiliate in the Revolving Loans, the Dollar Swingline Loans and the Euro Swingline Loans would have exceeded its Overall Commitment, the excess will be apportioned among the other Lenders participating in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until the Loan is apportioned among the relevant Lenders in a manner consistent with  paragraph (C) above.

(E)
The amount of a proposed Dollar Swingline Loan or, as the case may be, the Base Currency Amount of a proposed Euro Swingline Loan must not, when aggregated with the Base Currency Amount of all outstanding Swingline Loans, exceed the Total Swingline Commitments.

7.	SWINGLINE LOANS

7.1	Swingline

Subject to the terms of this Agreement, the Swingline Lenders make available to the Borrowers a swingline loan facility comprising:

(A)	a dollar swingline loan facility in an aggregate amount equal to the Total Swingline Commitments; and

(B)	a euro swingline loan facility in an aggregate amount equal to the euro equivalent of the Total Swingline Commitments.

7.2	Purpose

Each Borrower shall apply all amounts borrowed by it under each of the Dollar Swingline Facility and the Euro Swingline Facility towards general corporate purposes. A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

7.3	Repayment

(A)	Each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan on the last day of its Interest Period.

(B)
Subject to paragraph (D) below, if a Swingline Loan is not repaid in full on its due date and the repayment of which is not otherwise funded under the Revolving Facility, the relevant Swingline Agent shall (if requested to do so in writing by any affected Swingline Lender) set a date (the "Loss Sharing Date") on which payments shall be made between the Lenders to re-distribute the unpaid amount between them. The relevant Swingline Agent shall give at least three Business Days' notice to each affected Lender of the Loss Sharing Date and notify it of the amounts to be paid or received by it.

(C)
Subject to paragraph (D) below, on the Loss Sharing Date each Lender must pay to the relevant Swingline Agent its Proportion of the Unpaid Amount minus its (or its Affiliate's) Unpaid Swingline Participation (if any). If this produces a negative figure for a Lender no amount need be paid by that Lender.

(D)
On the Loss Sharing Date, if any Lender is a Defaulting Lender, then, in accordance with the provisions of paragraph (C) of Clause 40.3 (Disenfranchisement of Defaulting Lenders), such Lender shall continue to be obliged to make the payments contemplated in paragraph (C) above and the calculation of Proportion or Unpaid Swingline Participation shall not be adjusted by virtue of the provisions of Clause 40.3, provided that if such Defaulting Lender does not in fact make the applicable payment to the Swingline Agent on the Loss Sharing Date in accordance with paragraph  (C) above:

(i)
such Defaulting Lender (or its Affiliate) in its capacity as a Swingline Lender) shall not be entitled to any payment from amounts received by the Swingline Agent or directly from any Lender pursuant to paragraphs (B) and (C) above;

(ii)
all other Lenders (or any Affiliate) shall be entitled to receive their payment from amounts received by the Swingline Agent or directly from any other Lender pursuant to paragraphs (B) and (C) above, notwithstanding any other provision of this Agreement to the contrary, and

(iii)	the Defaulting Lender’s (or its Affiliate’s) participation in the Swingline Loan shall be deemed to be remaining outstanding and unpaid.

(E)
Out of the funds received by the relevant Swingline Agent pursuant to paragraph (C) the relevant Swingline Agent shall pay to each Swingline Lender an amount equal to the Shortfall (if any) of that Swingline Lender.

(F)
If the amount actually received by the relevant Swingline Agent from the Lenders is insufficient to pay the full amount of the Shortfall of all Dollar Swingline Lenders or, as the case may be, all Euro Swingline Lenders then the amount actually received will be distributed amongst the Dollar Swingline Lenders or, as the case may be, all Euro Swingline Lenders pro rata to the Shortfall of each Dollar Swingline Lender or, as the case may be, Euro Swingline Lender.

(G)	(i)	On a payment under paragraphs (B) to (F) above, the paying Lender will be subrogated to the rights of the Swingline Lenders which have shared in the payment received.

(ii)
If and to the extent a paying Lender is not able to rely on its rights under paragraph i above, the relevant Borrower shall be liable to the paying Lender for a debt equal to the amount the paying Lender has paid under paragraphs (B) to (F) above.

(iii)	Any payment under paragraphs (B) to (E) above does not reduce the obligations in aggregate of any Obligor.

(H)	In this Clause 7.3:

(i)	The "Proportion" of a Lender means the proportion borne by:

(a)
its Revolving Facility Commitment (or, if the Total Commitments are then zero, its Revolving Facility Commitment immediately prior to their reduction to zero) minus the Base Currency Amount of its participation (or that of a Lender which is its Affiliate) in any outstanding Revolving Loans (but ignoring its (or its Affiliate's) participation in the unpaid Swingline Loan); to

(b)
the Total Commitments (or, if the Total Commitments are then zero, the Total Commitments immediately prior to their reduction to zero) minus any outstanding Revolving Loans (but ignoring the unpaid Swingline Loan).

(ii)	The "Shortfall" of a Swingline Lender is an amount equal to its Unpaid Swingline Participation minus its (or its Affiliate's) Proportion of the Unpaid Amount.

(iii)
"Unpaid Amount" means, in relation to a Swingline Loan, any principal not repaid and/or any interest accrued but unpaid on that Swingline Loan calculated from the Utilisation Date to the Loss Sharing Date.

(iv)	The "Unpaid Swingline Participation" of a Lender means that part of the Unpaid Amount (if any) owed to that Lender (or its Affiliate) (before any redistribution under this Clause 7.3 (Repayment)).

7.4	Voluntary prepayment of Swingline Loans

(A)	The Borrower to which a Swingline Loan has been made may prepay at any time the whole of that Swingline Loan.

(B)	Unless a contrary indication appears in this Agreement, any part of the Swingline Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

7.5	Interest

(A)	The rate of interest on each Dollar Swingline Loan for any day during its Interest Period is the higher of:

(i)	the prime commercial lending rate in US Dollars announced by the Dollar Swingline Agent at the Specified Time and in force on that day; and

(ii)	0.5 per cent. per annum over the rate per annum determined by the Dollar Swingline Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day.

(B)	The rate of interest on each Euro Swingline Loan for its Interest Period is the Euro Swingline Rate.

(C)
The Dollar Swingline Agent or, as the case may be, the Euro Swingline Agent shall promptly notify the Dollar Swingline Lenders or, as the case may be, the Euro Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph (A) or (B) above.

(D)
If any day during an Interest Period for a Dollar Swingline Advance is not a New York Business Day, the rate of interest on such Dollar Swingline Loan on that day will be the rate applicable to the immediately preceding New York Business Day.

(E)	Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.

7.6	Interest Period

(A)	Each Swingline Loan has one Interest Period only.

(B)	The Interest Period for a Swingline Loan must be selected in the relevant Utilisation Request.

7.7	Dollar Swingline Agent, Euro Swingline Agent

(A)	Each Swingline Agent may perform its duties in respect of the Dollar Swingline Facility or the Euro Swingline Facility, as the case may be, through an Affiliate or Affiliates acting as its agent.

(B)
Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Euro Swingline Lender shall (in proportion to its share of the Total Swingline Commitments or, if the Total Swingline Commitments are then zero, to its share of the Total Swingline Commitments immediately prior to their reduction to zero) pay to or indemnify the Euro Swingline Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Euro Swingline Agent or any Affiliate of the Euro Swingline Agent (other than by reason of the Euro Swingline Agent's or such Affiliate's gross negligence or wilful misconduct) in acting as the Euro Swingline Agent (unless the Euro Swingline Agent or such Affiliate has been reimbursed by an Obligor pursuant to this Agreement).

(C)
Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Dollar Swingline Lender shall (in proportion to its share of the Total Swingline Commitments or, if the Total Swingline Commitments are then zero, to its share of the Total Swingline Commitments immediately prior to their reduction to zero) pay to or indemnify the Dollar Swingline Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Dollar Swingline Agent or any Affiliate of the Dollar Swingline Agent (other than by reason of the Dollar Swingline Agent's or such Affiliate's gross negligence or wilful misconduct) in acting as the Dollar Swingline Agent (unless the Dollar Swingline Agent or such Affiliate has been reimbursed by an Obligor pursuant to this Agreement).

7.8	Conditions of assignment or transfer

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Overall Commitment is not less than:

(A)	its Swingline Commitment; or

(B)	if it does not have a Swingline Commitment, the Swingline Commitment of a Lender which is its Affiliate.

8.	SELECTION OF CURRENCIES

8.1	Availability of Optional Currencies

A Borrower may request that a Revolving Loan be denominated in an Optional Currency in accordance with the provisions of Clause 4.3 (Conditions relating to Optional Currencies).

8.2	Selection

(A)	A Borrower (or the Parent Company on behalf of a Borrower) may select the currency of a Revolving Loan for an Interest Period in the relevant Utilisation Request.

(B)	The Facility Agent shall notify each Revolving Lender of the proposed currency or currencies of each Revolving Loan promptly after it is ascertained.

8.3	Revocation of currency

Notwithstanding Clause 8.1 (Availability of Optional Currencies), and without prejudice to Clause 16.2 (Market disruption) or Clause 11.1 (Illegality), if, before the Specified Time on any Quotation Day, the Facility Agent receives notice from a Revolving Lender that:

(A)	the Optional Currency (other than sterling or euro) requested is not readily available to it in the amount required; or

(B)	compliance with its obligation to participate in the Revolving Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Facility Agent shall give notice to the relevant Borrower and to the Revolving Lenders to that effect before the Specified Time on that day. In this event, any Revolving

Lender that gives notice pursuant to this Clause 8.3 will be required to participate in the Revolving Loan in the Base Currency (in an amount equal to that Revolving Lender's proportion of the Base Currency Amount of the Revolving Loan that is due to be made) and its participation will be treated as a separate Revolving Loan denominated in the Base Currency during that Interest Period.

9.	AMOUNT OF OPTIONAL CURRENCIES

9.1	Drawdowns

If a Revolving Loan is to be drawn down in an Optional Currency, the amount of each Revolving Lender's participation in that Revolving Loan will be determined by converting into that currency the Revolving Lender's participation in the Base Currency Amount of that Revolving Loan.

9.2	Notification

The Facility Agent shall notify the Revolving Lenders and the Parent Company of Optional Currency amounts (and the Facility Agent's applicable Spot Rate of Exchange) promptly after they are ascertained.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

10.	REPAYMENT

10.1	Repayment of Revolving Loans

(A)	Subject to paragraphs (B) to (F) below, each Borrower which has drawn a Revolving Loan shall repay that Revolving Loan on the last day of its Interest Period.

(B)	Without prejudice to each Borrower's obligation under paragraph (A) above, if one or more Revolving Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Revolving Loan is, or maturing Revolving Loans are, due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Revolving Loan or maturing Revolving Loans (unless it or they arose as a result of the operation of Clause 8.3 (Revocation of currency)); and

(iii)	in whole or in part for the purpose of refinancing the maturing Revolving Loan or maturing Revolving Loans,

the aggregate amount of the new Revolving Loans shall, unless the Parent Company notified the Facility Agent to the contrary in its Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Loan or maturing Revolving Loans, so that:

(a)	if the aggregate amount of the maturing Revolving Loan or maturing Revolving Loans exceeds the aggregate amount of the new Revolving Loans:

(1)	the relevant Borrower will only be required to pay an amount in cash in accordance with Clause 34.1 (Payments to each Agent) in the relevant currency equal to that excess; and

(2)
each Lender's participation (if any) in the new Revolving Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation (if any) in the maturing Revolving Loan or maturing Revolving Loans and that Lender will not be required to make its participation in the new Revolving Loans available in cash in accordance with Clause 34.1 (Payments to each Agent); and

(b)	if the aggregate amount of the maturing Revolving Loan or maturing Revolving Loans is equal to or less than the aggregate amount of the new Revolving Loans:

(1)	the relevant Borrower will not be required to make any payment in cash in accordance with Clause 34.1 (Payments to each Agent); and

(2)
each Lender will be required to make its participation in the new Revolving Loans available in accordance with Clause 34.1 (Payments to each Agent) only to the extent that its participation (if any) in the new Revolving Loans exceeds that Lender's participation (if any) in the maturing Revolving Loan and the remainder of that Lender's participation in the new Revolving Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Revolving Loan.

(C)
Subject to Clause 11.4 (Right of repayment and cancellation in relation to a single Lender or Defaulting Lender), at any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Loans (other than Swingline Loans) then outstanding will be automatically extended to the Termination Date and will be treated as separate Revolving Loans (each, a “Separate Loan”) denominated in the currency in which the relevant participations are outstanding.

(D)
A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than five Business Days’ (or such shorter period as the relevant Defaulting Lender may agree) prior notice to the Facility Agent.  The Facility Agent will forward a copy of a prepayment notice received in accordance with this paragraph (D) to the Defaulting Lender concerned as soon as practicable on receipt.

(E)
Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Facility Agent (acting reasonably) and will be payable by that Borrower to the Facility Agent for the account of that Defaulting Lender in accordance with Clause 34.1 (Payments to each Agent) on the last day of each Interest Period of that Loan.

(F)
The terms of this Agreement relating to Revolving Loans (other than Swingline Loans) generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (C) to (E) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

11.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

11.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, that Lender shall promptly notify the Facility Agent upon becoming aware of that event and shall also notify the Facility Agent that it requires either or both of the following:

(A)	upon the Facility Agent notifying the Parent Company, the Commitment of that Lender will be immediately cancelled; and/or

(B)
each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Parent Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

11.2	Voluntary cancellation

(A)
The Parent Company may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$ 10,000,000) of an Available Facility. Any cancellation under this Clause 11.2 shall reduce the Commitments of the Lenders rateably under the relevant Facility.

(B)
If, as a result of any cancellation of the Available Revolving Facility in relation to the Revolving Facility, the Total Commitments in relation to the Revolving Facility would be less than the Total Swingline Commitments, then the amount of the Total Swingline Commitments shall reduce so that they equal the Total Commitments. Any such cancellation of the Total Swingline Commitments shall reduce the Swingline Commitments of the Lenders rateably.

11.3	Voluntary prepayment of Loans

The Borrower to which a Loan has been made may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of US$ 10,000,000).

11.4	Right of repayment and cancellation in relation to a single Lender or Defaulting Lender

(A)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (D) of Clause 18.2 (Tax gross-up) or Clause 14.5 (Minimum interest);

(ii)	the Parent Company receives a demand from the Facility Agent under Clause 18.3 (Tax indemnity) or Clause 19.1 (Increased Costs); or

(iii)	a Lender becomes a Defaulting Lender,

the Parent Company may, while the circumstance under paragraphs (i) or (iii) above or the circumstance giving rise to the demand or notice under paragraph (ii) above continues, give the Facility Agent notice of cancellation of the

Commitment of that Lender (and, if applicable, of any Affiliate of that Lender which is a Swingline Lender) and its intention to procure the repayment of that Lender's participation (and, if applicable, of the participation of any Affiliate of that Lender which is a Swingline Lender) in the Loans.

(B)	On receipt of a notice from the Parent Company referred to in paragraph (A) above the Commitment of that Lender shall immediately be reduced to zero.

(C)
On the last day of each Interest Period which ends after the Parent Company has given notice under paragraph (A) above (or, if earlier, the date specified by the Parent Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation (and, if applicable, the participation of any Affiliate of that Lender which is a Swingline Lender) in that Loan.

12.	MANDATORY PREPAYMENT

12.1	If any person or group of persons acting in concert gains control of the Parent Company (other than pursuant to a Newco Scheme):

(A)	the Parent Company shall promptly notify the Facility Agent upon becoming aware of that event;

(B)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(C)
if a Lender so requires, the Facility Agent shall, by not less than 30 days' notice to the Parent Company, cancel that Lender's Commitments and declare all outstanding Loans due to such Lender, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon that Lender's Commitment will be cancelled and all such outstanding amounts will become immediately due and payable.

12.2	For the purpose of Clause 12.1 above "control" means:

(A)
the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, more than one-half of the maximum number of votes that may be cast at a general meeting of the Parent Company; or

(B)
the holding of more than one-half of the issued share capital of the Parent Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

12.3
For the purpose of Clause 12.1 above "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent Company, to obtain or consolidate control of the Parent Company.

12.4
If a date for prepayment of a Loan falls otherwise than on the last day of an Interest Period, such prepayment may be made on the last day of that Loan’s then current Interest Period (unless the relevant Lender instead requires prepayment upon expiry of the notice to the Parent Company pursuant to Clause 12.1(C) (or such longer period as that Lender and the Parent Company may agree), provided that in such case no Break Costs shall be payable in relation thereto).

13.	RESTRICTIONS

13.1	Notices of cancellation and prepayment

Any notice of cancellation or prepayment given by any Party under Clause 11 (Illegality, voluntary prepayment and cancellation) or Clause 12 (Mandatory prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

13.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

13.3	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of a Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

13.4	Prepayment in accordance with Agreement

The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

13.5	No reinstatement of Commitments

(For the avoidance of doubt, subject to Clause 2.2 (Increase)) no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.6	Facility Agent's receipt of notices

If the Facility Agent receives a notice under Clause 11(Illegality, voluntary prepayment and cancellation) or Clause 12 (Mandatory prepayment) it shall promptly forward a copy of that notice to either the Parent Company or the affected Lender, as appropriate.

SECTION 5
COSTS OF UTILISATION

14.	INTEREST

14.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(A)	Margin;

(B)	LIBOR or, in relation to any Loan in euro, EURIBOR; and

(C)	Mandatory Cost, if any.

14.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

14.3	Default interest

(A)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (B) below, is one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(B)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(C)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

14.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Parent Company of the determination of a rate of interest under this Agreement.

14.5	Minimum interest

(A)
When entering into this Agreement, the Parties have assumed that the interest payable at the rates set out in this Clause 14 (Interest), or in other Clauses of this Agreement, is not, and will not become, subject to any Tax Deduction (as defined in Clause 18.1 (Definitions)) on account of Swiss Withholding Tax. Notwithstanding that the Parties do not anticipate that any payment of interest will be subject to a Tax Deduction on account of Swiss Withholding Tax will be required by law in respect of any interest payable, they agree that, in the event that:

(i)	a Tax Deduction on account of Swiss Withholding Tax is required by law in respect of any interest payable by an Obligor under the Finance Documents; and

(ii)	it is unlawful for that Obligor to comply with Clause 18.2 (Tax gross-up) for any reason (where this would otherwise be required by the terms of Clause 18.2 (Tax gross-up)),

then:

(a)
the applicable interest rate in relation to that interest payment shall be (x) the interest rate which would have applied to that interest payment (as provided for in Clause 14.1 (Calculation of interest)) in the absence of this paragraph, divided by (y) 1 minus the rate at which the relevant Tax Deduction is required to be made (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of 1); and

(b)	(1)	the Obligor shall be obliged to pay the relevant interest at the adjusted rate in accordance with this paragraph;

(2)	the Obligor shall make the Tax Deduction (within the time allowed and in the minimum amount required by law) on the interest so recalculated; and

(3)	all references in the Finance Documents to a rate of interest applicable to the relevant Loan under the Finance Documents shall be construed accordingly.

(B)	(i)
To the extent that interest payable by the Obligor under a Finance Document becomes subject to Swiss Withholding Tax, each relevant Lender and each Obligor shall co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for that Obligor to obtain authorisation):

(a)	to make interest payments without them being subject to Swiss Withholding Tax; or

(b)	to be subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties.

(ii)
In the event Swiss Withholding Tax is refunded to a Lender by the Swiss Federal Tax Administration after such Lender has received an increased payment under paragraph (A) above, the relevant Lender shall forward, after deduction of costs, such amount to the Obligor to the extent such Lender would otherwise have received more interest than payable to it under the Finance Documents.

(C)
An Obligor shall not be required to make any increased payment to a specific Lender under paragraph (A) above if the Obligor is able to demonstrate that the interest payment could have been made to such Lender without Tax Deduction (or at a lower rate) had such Lender complied with its obligations under paragraph (B)  above.

15.	INTEREST PERIODS

15.1	Selection of Interest Periods

(A)	A Borrower (or the Parent Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(B)
Subject to this Clause 15, a Borrower (or the Parent Company) may select an Interest Period of one week, one, two, three or six Months or any other period agreed between the Parent Company and the Facility Agent (acting on the instructions of all the Lenders), provided that the Borrowers (or the Parent Company) may select a maximum of five one-week interest periods in aggregate per year.

(C)	An Interest Period for a Loan shall not extend beyond the Termination Date.

15.2	Overrunning of the Termination Date

If an Interest Period in respect of a Loan borrowed would otherwise overrun the Termination Date, it shall be shortened so that it ends on the Termination Date.

15.3	Other adjustments

(A)
If an Interest Period is not a period of a number of Months and it would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(B)	The Facility Agent (after prior consultation with the Lenders) and the Parent Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods.

15.4	Notification

The Facility Agent shall notify the relevant Borrower and the Lenders of the duration of each Interest Period promptly after ascertaining its duration.

16.	CHANGES TO THE CALCULATION OF INTEREST

16.1	Absence of quotations

Subject to Clause 16.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

16.2	Market disruption

(A)
If a Market Disruption Event occurs in relation to a Loan (not being a Swingline Loan) for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(B)	In this Agreement "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

(iii)
If a Market Disruption Event occurs, the Facility Agent shall promptly notify the Parent Company thereof, together with notice of the funding rates selected by the Lenders under paragraph (A)(ii) above.

16.3	Alternative basis of interest or funding

(A)
If a Market Disruption Event occurs and the Facility Agent or the Parent Company so requires, the Facility Agent and the Parent Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(B)	Any alternative basis agreed pursuant to paragraph (A) above shall, with the prior consent of all the Lenders and the Parent Company, be binding on all Parties.

16.4	Break Costs

(A)
Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(B)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

17.	FEES

17.1	Commitment fee

(A)
The Parent Company shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35 per cent. per annum of the applicable Margin on that Lender's Available Commitment under the Revolving Facility for the Availability Period.

(B)
The accrued commitment fee is payable quarterly in arrear on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

(C)	No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

17.2	Utilisation fee

(A)	The Parent Company shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(i)
if and to the extent the aggregate Base Currency Amount of all outstanding Loans is an amount exceeding US$ 500,000,000 (the amount by which such amount exceeds US$ 500,000,000, the "First Exceeding Amount") but equal to or less than US$ 850,000,000, 0.20 per cent. per annum of the Base Currency Amount of that Lender's participation in such First Exceeding Amount of outstanding Loans (and, for the avoidance of doubt, no utilisation fee shall be payable under this paragraph (i) on any amount of outstanding Loans to the extent exceeding US$ 850,000,000); and

(ii)
if and to the extent the aggregate Base Currency Amount of all outstanding Loans is an amount exceeding US$ 850,000,000 (the amount by which such amount exceeds US$ 850,000,000, the "Second Exceeding Amount"), 0.40 per cent. per annum of the Base Currency Amount of that Lender's participation in such Second Exceeding Amount of outstanding Loans.

(B)
The accrued utilisation fee is payable quarterly in arrear on the last day of each successive period of three Months which ends during the Availability Period, on the Termination Date and, if the Facilities are prepaid and cancelled in full, on the date of such prepayment and cancellation.

17.3	Front end fee

The Parent Company shall pay to the Facility Agent (for the account of the Arrangers) a front end fee in the amount and at the times agreed in a Fee Letter.

17.4	Agency fee

The Parent Company shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

18.	TAX GROSS-UP AND INDEMNITIES

18.1	Definitions

(A)	In this Agreement:

“Dependent Territory” means, at any time, one of the dependent or associated territories of the European Union at the date of this Agreement.

“European Member State” means, at any time, the member countries of the European Union at the date of this Agreement.

"HMRC DT Treaty Passport Scheme" means the HM Revenue & Customs Double Taxation Treaty Passport Scheme for overseas corporate lenders.

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Qualifying Lender" means:

(a)	with respect to a payment made by an Obligor incorporated in the United Kingdom:

(i)	a Lender which is beneficially entitled to the interest payable to that Lender in respect of an advance under a Finance Document and is a Lender:

(1)	which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) making an advance under a Finance Document; or

(2)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)           a Treaty Lender with respect to the United Kingdom

(such Qualifying Lender within this Clause 18.1(A)(a) being a “UK Qualifying Lender”);

(b)	with respect to a payment made by an Obligor resident for Tax purposes in Ireland:

(i)	a Lender which is beneficially entitled to the interest payable to that Lender in respect of an advance under a Finance Document and is:

(1)
an entity which is, pursuant to Section 9 of the Irish Central Bank Act 1971, licensed to carry on banking business in Ireland and whose Facility Office is located in Ireland and which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Irish Taxes Consolidation Act 1997;

(2)
an authorised credit institution under the terms of Directive 2006/48/EC and has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland and carries on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Irish Taxes Consolidation Act 1997 and has its Facility Office located in Ireland; or

(3)	a company (within the meaning of Section 4 of the Irish Taxes Consolidation Act 1997):

(A)
which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of Tax and that jurisdiction imposes a Tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or

(B)	in receipt of interest which:

(x)
is exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid; or

(y)
would be exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date;

provided that, in the case of both (A) and (B) above, such company does not provide its commitment through or in connection with a branch or agency in Ireland; or

(ii)           a Treaty Lender with respect to Ireland

(such Qualifying Lender within this Clause 18.1(A)(b) being an “Irish Qualifying Lender”);

                      (c)           with respect to a payment made by a US Obligor, a Lender which is:

(i)
a "United States person" within the meaning of Section 7701(a)(30) of the Code, provided such Lender has timely delivered to the Facility Agent for transmission to the Obligor making such payment two original copies of properly completed and executed IRS Form W-9 (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its status as "United States person"; or

(ii)
a Treaty Lender with respect to the United States of America, provided such Lender has timely delivered to the Facility Agent for transmission to the Obligor making such payment two original copies of properly completed and executed IRS Form W-8BEN (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its entitlement to receive such payments without any such deduction or withholdings under a double taxation treaty; or

(iii)
entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal Tax either as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the United States or under the portfolio interest exemption, provided such Lender has timely delivered to the Facility Agent for transmission to the Obligor making such payment two original copies of either properly completed and executed (1) IRS Form W-8ECI (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender of a trade or business within the United States or (2) IRS Form W-8BEN (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) claiming exemption from withholding in respect of payments made pursuant to the Finance Documents under the portfolio interest exemption and a statement certifying that such Lender is not a person described in Section 871(h)(3)(B) or Section

881(c)(3) of the Code or (3) such other applicable form prescribed by the IRS certifying as to such Lender's entitlement to exemption from United States withholding tax with respect to all payments to be made to such Lender under the Finance Documents

(such Qualifying Lender within this Clause 18.1(A)(c) being a “US Qualifying Lender”) and, for the purposes of paragraph (c)(iii) above and paragraph 18.2(E)(i) and 18.2(E)(vi) of Clause 18.2 (Tax gross-up) below, in the case of a Lender that is not treated as the beneficial owner of the payment (or a portion thereof) under Chapter 3 and related provisions (including Sections 871, 881, 3406, 6401, 6405 and 6409) of the Code, the term "Lender" shall mean the person who is so treated as the beneficial owner of the payment (or portion thereof);

(d)	with respect to a payment made by a Swiss Obligor, a Lender which is a Qualifying Bank (such Qualifying Lender within this Clause 18.1(A)(d) being a “Swiss Qualifying Lender”); and

(e)	with respect to a payment made by a Luxembourg Obligor, a Lender which is neither:

(i)	an individual resident in a European Member State or in a Dependent Territory; nor

(ii)
an entity which would be one referred to in article 4.2 of the Savings Directive (as drafted at the date of this Agreement) if the reference to a “Member State” in the first line of such article instead referred to a “European Member State or a Dependent Territory”, as each such term is defined for the purposes of this Agreement

(such Qualifying Lender within this Clause 18.1(A)(e) being a “Luxembourg Qualifying Lender”).

“Relevant Territory” means:

(a)	a member state of the European Communities (other than Ireland); or

(b)
to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the Irish Taxes Consolidation Act 1997 or which will have the force of law on completion of the procedures set out in section 826(1) of the Irish Taxes Consolidation Act 1997.

“Savings Directive” means the Council Directive No 2003/48/EC of June 2003 on taxation of savings income in the forms of interest payments (OJEC L 157, 26/06/2003, p. 38).

"Tax Credit" means a credit against, relief or remission from, or repayment of, any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax gross-up) or a payment under Clause 18.3 (Tax indemnity).

"Treaty Lender", with respect to a jurisdiction, means a Lender which is, on the date any relevant payment falls due, entitled under the provisions of a double taxation treaty (a "Treaty") in force on that date to receive payments of interest from a person resident for the purposes of the relevant Treaty in such jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities, such as application by a Lender to HM Revenue & Customs or the Irish Revenue Commissioners, as appropriate, that payments may be made to that Lender without a Tax Deduction).

(B)	Unless a contrary indication appears, in this Clause 18 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

18.2	Tax gross-up

(A)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(B)
The Parent Company shall promptly upon becoming aware that an Obligor is required by law to make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.

(C)
Each Lender as at the date of this Agreement confirms that it is a  UK Qualifying Lender, an Irish Qualifying Lender, a US Qualifying Lender, a Swiss Qualifying Lender and a Luxembourg Qualifying Lender. This confirmation is given as at the date of this Agreement.  A Lender which becomes party to this Agreement by means of a Transfer Certificate or Increase Confirmation or which becomes a New Lender by virtue of execution of an Assignment Agreement shall confirm therein whether it is or is not a UK Qualifying Lender, an Irish Qualifying Lender, a US Qualifying Lender, a Swiss Qualifying Lender and a Luxembourg Qualifying Lender.  Each Lender which confirmed that it was any of a UK Qualifying Lender, an Irish Qualifying Lender, a US Qualifying Lender, a Swiss Qualifying Lender or a Luxembourg Qualifying Lender undertakes to notify the Facility Agent and the Parent Company promptly upon becoming aware of it ceasing to be a UK Qualifying Lender, an Irish Qualifying lender, a US Qualifying Lender, a Swiss Qualifying Lender or a Luxembourg Qualifying Lender (as applicable) (other than as a result of any change after it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty, or any published practice or concession of any relevant Tax authority). If the Facility Agent receives such notification from a Lender it shall notify the Parent Company and the relevant Obligor.

(D)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(E)	An Obligor is not required to make an increased payment to a Lender under paragraph (D) above for a Tax Deduction in respect of Tax imposed:

(i)	by the United Kingdom from a payment of interest on a Loan if, on the date on which the payment falls due:

(a)
the payment could have been made to the relevant Lender without a Tax Deduction if it was a UK Qualifying Lender (other than a Treaty Lender with respect to the UK), but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant Tax authority; or

(b)
the relevant Lender is a Treaty Lender with respect to the United Kingdom and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations, if any, under paragraph (I) below; or

(ii)	by Ireland from a payment of interest on a Loan if, on the date on which the payment falls due:

(a)
the payment could have been made to the relevant Lender without a Tax Deduction if it was an Irish Qualifying Lender (other than a Treaty Lender with respect to Ireland) but on that date that Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant Tax authority; or

(b)
the relevant Lender is a Treaty Lender with respect to Ireland and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations, if any, under paragraph (I) below;

(iii)	by the US from a payment of interest on a Loan if, on the date on which the payment falls due:

(a)
the payment could have been made to the relevant Lender without a Tax Deduction if it was a US Qualifying Lender (other than a Treaty Lender with respect to the US) but on that date that Lender is not or has ceased to be a US Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant Tax authority; or

(b)
the relevant Lender is a Treaty Lender with respect to the US and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations, if any, under paragraph (I) below;

(iv)	by Luxembourg from a payment of interest on a Loan if, on the date on which the payment falls due:

(a)
the payment could have been made to the relevant Lender without a Tax Deduction if it was a Luxembourg Qualifying Lender (other than a Treaty Lender with respect to Luxembourg) but on that date that Lender is not or has ceased to be a Luxembourg Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant Tax authority;

(b)
the relevant Lender is a Treaty Lender with respect to Luxembourg and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations, if any, under paragraph (I) below;

(v)	by Switzerland from a payment of interest on a Loan if, on the date on which the payment falls due:

(a)
the payment could have been made to the relevant Lender without a Tax Deduction if it was a Swiss Qualifying Lender (other than a Treaty Lender with respect to Switzerland) but on that date that Lender is not or has ceased to be a Swiss Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice of concession of any relevant Tax authority; or

(b)
the relevant Lender is a Treaty Lender with respect to Switzerland and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations, if any, under paragraph (I) below; or

(vi)	that would not have been imposed but for FATCA.

(F)
If an Obligor is required by law to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(G)
Within thirty days of making either a Tax Deduction or any payment to the relevant Tax authority required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant authority.

(H)
If a payment made to a Finance Party under any Finance Document would be subject to U.S. federal withholding tax imposed by FATCA if such Finance Party were to fail to comply with the applicable reporting requirements of FATCA, such Finance Party shall deliver to the relevant US Obligor at such time or times reasonably requested by such US Obligor such documentation prescribed by FATCA and such additional documentation reasonably requested by such US Obligor as may be necessary for US Obligor to comply with its obligations under FATCA and to determine whether such Finance Party has complied with such Finance Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(I) (i)
Subject to paragraph (I)(ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing as soon as reasonably practicable any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)	Nothing in this paragraph (I) shall require a Treaty Lender with respect to the UK (a “UK Treaty Lender”) to:

(a)	register under the HMRC DT Treaty Passport Scheme;

(b)	apply the HMRC DT Treaty Passport Scheme to any Loan if it has so registered; or

(c)
file Treaty forms if it has made, or is deemed to have made, a notification in accordance with paragraphs (J) or (K) below and either: (1) the UK Borrower making that payment has not complied with its obligations under paragraph (L) below ; or (2) the application made by the UK Borrower using form DTTP2 has been unsuccessful, unless in the case of (2) only, the UK

Borrower notifies the UK Treaty Lender in writing to that effect, in which case the UK Treaty Lender shall co-operate in completing as soon as reasonably practicable from the date of such written notification any procedural formalities necessary to comply with its obligations under this paragraph (I).

(J)
Each Original Lender which is a UK Treaty Lender and which wishes the HMRC DT Treaty Passport Scheme to apply to each Loan made by it to a UK Borrower pursuant to this Agreement undertakes as at the date of this Agreement shall  notify the Facility Agent and the Parent Company , within ten days of the date of this Agreement, that it holds a passport under the HMRC DT Treaty Passport Scheme and that it wishes the HMRC DT Treaty Passport Scheme to apply to each such Loan (and such notification shall include the scheme reference number of that passport and the jurisdiction of Tax residence of the Lender), provided that such Lender can satisfy such notification requirements by including its scheme reference number and jurisdiction of Tax residence opposite its name in Part II of Schedule 1 (The Original Parties).

(K)
Each New Lender (as defined in Clause 29.1) which becomes a Party in accordance with Clause 29 (Changes to the Lenders) and each Increase Lender which becomes a Party in accordance with Clause 2.2 (Increase) that, in each case, is a UK Treaty Lender and which wishes the HMRC DT Treaty Passport Scheme to apply to each Loan made by it to a UK Borrower pursuant to this Agreement or made by another person to a UK Borrower under this Agreement and assigned or otherwise transferred to it shall notify the Facility Agent and the Parent Company within ten days of the date it becomes a Party that it holds a passport under the HMRC DT Treaty Passport Scheme and that it wishes the HMRC DT Treaty Passport to apply to each such Loan (and such notification shall include the scheme reference number of that passport and the jurisdiction of Tax residence of the Lender) provided that such Lender can satisfy such notification requirements by including its scheme reference number and jurisdiction of Tax residence opposite its name in the Transfer Certificate, Assignment Agreement or Increase Confirmation (as applicable) that it executes on becoming a Party as long as the Parent Company receives that Transfer Certificate, Assignment Agreement or Increase Confirmation within ten days of execution.

(L)	Where a UK Treaty Lender makes, or is deemed to make, a notification pursuant to either of paragraph (J) or paragraph (K) above:

(i)
each UK Borrower which is a Party as a Borrower as at the date of this Agreement (in the case of a notification pursuant to paragraph(J) above) or as at the relevant Transfer Date or the date on which the increase in the relevant Commitment described in the relevant Increase Confirmation takes effect (in the case of a notification pursuant to paragraph (K) above) shall file a duly completed form DTTP2 in respect of such UK Treaty Lender with HM Revenue & Customs within 20 days of the Parent Company receiving (or being deemed to receive) the relevant notification and shall promptly provide that UK Treaty Lender with a copy of that filing; and

(ii)
each Additional Borrower which is a UK Borrower (and, in the case of a notification pursuant to paragraph (K) above, which becomes an Additional Borrower after the relevant Transfer Date or the date on which the increase in the relevant Commitment described in the relevant Increase Confirmation takes effect) shall file a duly completed form DTTP2 in respect of such UK Treaty Lender with HM Revenue & Customs within 30 days of its becoming a Party and shall promptly provide that UK Treaty Lender with a copy of that filing, and, for the purposes of this  paragraph (L), a form DTTP2 which contains erroneous information shall not be regarded as not being “duly completed” to the extent that erroneous information has been provided to the UK Borrower in question by the relevant UK Treaty Lender.

(M)
Where a UK Treaty Lender does not make, and is not deemed to have made, any notification pursuant to either of paragraph (J) or (K) above, no UK Borrower or Additional Borrower which is a UK Borrower shall file any forms relating to the HMRC DT Treaty Passport Scheme in respect of that UK Treaty Lender.

18.3	Tax indemnity

(A)
The Parent Company shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the transactions occurring under such Finance Document.

(B)	Paragraph (A) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(a)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

(b)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if in either such case that Tax is imposed on or calculated by reference to the net income, profit or gains received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or Facility Office; or

(ii)	to the extent a loss, liability or cost:

(a)	is compensated for by an increased payment under Clause 18.2 (Tax gross-up) or under Clause 14.5 (Minimum interest); or

(b)
would have been compensated for by an increased payment under Clause 14.5 (Minimum interest) or Clause 18.2 (Tax gross-up) but was not so compensated for solely because any or all of the exclusions in paragraph (C) of Clause 14.5 (Minimum interest) or paragraph (E) of Clause 18.2 (Tax gross-up) applied; or

(c)
relates to any Tax assessed prior to the date which is 365 days prior to the date on which the Protected Party requests such payment from the Parent Company, unless a determination of the amount claimed could be made only on or after the earlier of those dates; or

(d)	is a US Tax with respect to a payment that would have been described by paragraph (E)(iii) or (E)(vi) of Clause 18.2 (Tax gross-up) if such payment had been made directly by the Obligor.

(C)
A Protected Party making, or intending to make, a claim under paragraph (A) above shall promptly notify the Facility Agent of the loss, liability or cost which will give, or has given, rise to the claim, following which the Facility Agent shall reasonably promptly notify the Parent Company.

(D)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Facility Agent.

18.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(A)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to the circumstances giving rise to that Tax Payment; and

(B)	that Finance Party has obtained, utilised and retained that Tax Credit in whole or in part,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines (acting reasonably) will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

18.5	Stamp taxes

The Parent Company shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, excise and other similar Taxes payable in respect of any

Finance Document or the transaction occurring under any of them other than in respect of:

(A)	an assignment or transfer by a Lender; or

(B)
any registration duty payable in Luxembourg in the case of voluntary registration of the Finance Documents by a Finance Party where such registration is made on a voluntary basis and is not required by law or by any public authority to preserve or enforce the rights of the Finance Party.

18.6	VAT

(A)
All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any amounts in respect of VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT against delivery of an appropriate VAT invoice.

(B)
If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant Tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(C)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that obligation shall be deemed to extend to all amounts in respect of VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither the Finance Party nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment of the amount in respect of the VAT.

18.7	Survival of obligations

Without prejudice to the survival of any other section of this Agreement, the agreements and obligations of each Obligor and each Finance Party contained in this Clause 18 shall survive the payment in full by the Obligors of all obligations under this Agreement and the termination of this Agreement.

19	INCREASED COSTS

19.1	Increased Costs

(A)
Subject to Clause 19.3 (Exceptions) the Parent Company shall, within five Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the judicial or generally accepted interpretation or the administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(B)	In this Agreement "Increased Costs" means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

19.2	Increased Costs claims

(A)
A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Parent Company.

(B)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

19.3	Exceptions

(A)	Clause 19.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)
compensated for by Clause 14.5 (Minimum interest), Clause 18.3 (Tax indemnity), Clause 18.5 (Stamp taxes) or Clause 18.6 (VAT) (or would have been compensated for under those clauses but was not so compensated for because any of the exclusions, exceptions or carve-outs to such clauses applied);

(iii)
incurred prior to the date which is 365 days prior to the date on which the Finance Party makes a claim in accordance with Clause 19.2 (Increased Costs claims), unless a determination of the amount incurred could only be made on or after the earlier of those dates;

(iv)	compensated for by the payment of the Mandatory Cost;

(v)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(vi)
attributable to the application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 ("Basel II"), or any implementation or transposition thereof, as such implementation or transposition is generally envisaged to take place as at the date of this Agreement, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or other law or regulation, including (without limitation) any Increased Cost attributable to Pillar 2 (The Supervisory Review Process) of Basel II.

(B)	In this Clause 19.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 18.1 (Definitions).

20.	OTHER INDEMNITIES

20.1	Currency indemnity

(A)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(B)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other indemnities

The Parent Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(A)	the occurrence of any Event of Default;

(B)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(C)
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower (or the Parent Company on behalf of a Borrower) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(D)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent Company.

20.3	Indemnity to the Facility Agent

The Parent Company shall, within five days of demand, indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(A)	investigating any event which it reasonably believes is a Default;

(B)	entering into or performing any foreign exchange contract for the purposes of Clause 8.3 (Revocation of Currency); or

(C)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

21.	MITIGATION BY THE LENDERS

21.1	Mitigation

(A)
Each Finance Party shall, in consultation with the Parent Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 18 (Tax gross-up and indemnities) or Clause 19 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(B)	Paragraph (A) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(C)
Each Finance Party shall notify the Facility Agent as soon as reasonably practicable after it becomes aware that any circumstances of the kind described in paragraph (A) above have arisen or may arise. The Facility Agent shall notify the Parent Company promptly of any such notification from a Finance Party.

21.2	Limitation of liability

(A)	The Parent Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

(B)	A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

22.	COSTS AND EXPENSES

22.1	Transaction expenses

The Parent Company shall promptly on demand pay each Agent and the Arrangers reasonable professional fees and all out of pocket expenses (including legal fees subject to any cap referred to in a Fee Letter) properly incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(A)	this Agreement and any other documents referred to in this Agreement; and

(B)	any other Finance Documents executed after the date of this Agreement.

22.2	Amendment costs

If:

(A)	an Obligor requests an amendment, waiver or consent; or

(B)	an amendment is required pursuant to Clause 34.10 (Change of currency),

the Parent Company shall, within five Business Days of demand, reimburse each Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by that Agent in responding to, evaluating, negotiating or complying with that request or requirement.

22.3	Enforcement costs

The Parent Company shall, within five Business Days of demand, pay to each Finance Party the amount of all:

(A)	reasonable costs and expenses (including legal fees) incurred by that Finance Party in connection with the preservation; and

(B)	costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement,

of any rights under any Finance Document.

SECTION 7
GUARANTEE

23.	GUARANTEE AND INDEMNITY

23.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(A)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

(B)
undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(C)
indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

23.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(A)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(B)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

23.4	Waiver of defences

The obligations of each Guarantor under this Clause 23 (Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this Clause 23.4, would reduce, release or prejudice any of its obligations under this Clause 23 (Guarantee and indemnity) (without limitation and whether or not known to it or any Finance Party) including:

(A)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(B)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(C)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(D)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(E)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(F)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(G)	any insolvency or similar proceedings.

23.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23 (Guarantee and indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(A)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(B)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 23 (Guarantee and indemnity).

23.7	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(A)	to be indemnified by an Obligor;

(B)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(C)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

23.8	Release of Guarantor's right of contribution

If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(A)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(B)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.10	Limitation on US Guarantors

Any term or provision of this Clause 23 or any other term in this Agreement or any other Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any US Guarantor shall be liable under this Agreement shall in no event exceed an amount equal to the largest amount that would not render such US Guarantor's obligations under this Agreement and any other Finance Document subject to avoidance under US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law.

23.11	Limitation on Swiss Guarantors

(A)
If and to the extent that a payment in fulfilling the guarantee obligations under Clause 23 (Guarantee and indemnity) of a Guarantor incorporated under the laws of Switzerland ("Swiss Guarantor") would, at the time payment is due, under Swiss law and practice (inter alia, prohibiting capital repayments or restricting profit distributions) not be permitted, and in particular if and to the extent that a Swiss Guarantor guarantees obligations other than obligations of one of its subsidiaries (i.e. obligations of its direct or indirect parent companies (up-stream guarantee) or sister companies (cross-stream guarantee)) ("Restricted Obligations"), then such obligations and payment amount shall from time to time be limited to the amount of such Swiss Guarantor's profits and reserves available for the distribution as dividends (being the balance sheet profits and any reserves available for this purpose, in each case in accordance with art. 675(2) and art. 671(1) and (2), no. 3 and (4), of the Swiss Federal Code of Obligations) if and to the extent required by Swiss law and practice applicable at the time or times payment under or pursuant to Clause 23 (Guarantee and indemnity) is requested from the Swiss Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) free the Swiss Guarantor from payment obligations hereunder in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and guarantees contained in the Finance Documents including, in particular, Clause 18.3 (Tax indemnity) of this Agreement shall be construed in a manner consistent with the provisos herein contained.

(B)	In respect of Restricted Obligations, a Swiss Guarantor shall:

(i)	if and to the extent required by applicable law in force at the relevant time:

(a)
subject to any applicable double taxation treaty, deduct Swiss Withholding Tax at the rate of 35 per cent. (or such other rate as in force from time to time) from any payment made by it in respect of Restricted Obligations; and

(b)	pay any such deduction to the Swiss Federal Tax Administration; and

(ii)
notify (or procure that the Parent Company notifies) the Facility Agent that such a deduction has been made and provide the Facility Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration, all in accordance with Clause 18.2 (Tax gross-up); and

(iii)
to the extent such a deduction is made, not be obliged either to gross-up in accordance with Clause 14.5 (Minimum interest) or Clause 18.2 (Tax gross-up) or to indemnify the Finance Parties in accordance with Clause 18.3 (Tax indemnity) in relation to any such payment made by it in respect of Restricted Obligations unless such payment is permitted under the laws of Switzerland then in force. This paragraph (iii) is without prejudice to the gross-up or indemnification obligations of any Obligor other than a Swiss Guarantor.

(C)
If and to the extent requested by the Facility Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Facility Agent (and the Finance Parties) to obtain a maximum benefit under this Guarantee, the relevant Swiss Guarantor shall, and any parent company of the Swiss Guarantor being a party to this Agreement shall procure that the Swiss Guarantor will, promptly implement all such measures and/or to promptly procure the fulfilment of all prerequisites allowing it promptly to make the (requested) payment(s) hereunder from time to time, including the following:

(i)	preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(ii)	confirmation of the auditors of the Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits;

(iii)	approval by a shareholders' meeting of the Swiss Guarantor of the (resulting) profit distribution;

(iv)
if the enforcement of Restricted Obligations would be limited due to the effects referred to in this Clause 23 (Guarantee and indemnity) and if any asset of the Swiss Guarantor has a book value that is less than its market value (an “Undervalued Asset”), then the Swiss Guarantor shall to the extent permitted by applicable law (a) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is at least equal to the market value of such Undervalued Asset or (b) realise the Undervalued Asset for a sum which exceeds the book value of such asset, provided, however, that the Swiss Guarantor will only be required to realise an Undervalued Asset if such asset is not necessary for the Swiss Guarantor's and/or the Group’s business (nicht betriebsnotwendig); and

(v)	all such other measures necessary to allow the Swiss Guarantor to make the payments and perform the obligations agreed hereunder with a minimum of limitations.

23.12	Waiver of defences under Jersey law

Each Obligor irrevocably and unconditionally waives such right as it may have or claim under Jersey law:

(A)
whether by virtue of the droit de discussion or otherwise to require that recourse be had by any Finance Party to the assets of any other Obligor or any other person before any claim is enforced against that Obligor in respect of the obligations assumed by it under any of the Finance Documents;

(B)
whether by virtue of the droit de division or otherwise to require that any liability under any of the Finance Documents be divided or apportioned with any other Obligor or any other person or reduced in any manner whatsoever; and

(C)	to require that any other Obligor and/or any other person be joined in, or otherwise made a party to, any proceedings brought against it in respect of its obligations under any Finance Document,

and each Obligor irrevocably agrees to be bound by its obligations under the Finance Documents irrespective of whether or not the formalities required by Jersey law relating to the rights or obligations of sureties have been complied with or observed.

23.13	Limitation on Luxembourg Guarantors

(A)
Notwithstanding anything to the contrary in this Clause 23, the obligations and liabilities of any Luxembourg Guarantor shall with respect to any entities whose obligations are guaranteed and which are not the Luxembourg Guarantor’s direct or indirect wholly-owned subsidiaries (where “direct or indirect wholly-owned subsidiary” shall mean any company the majority of share capital of which is owned by the Luxembourg Guarantor or in which the Luxembourg Guarantor controls the appointment of the majority of the board members, either directly or indirectly, through or other entities), shall be limited, at any time, to an aggregate amount not exceeding 95 per cent. of the greater of:

(i)
the sum of such Guarantor’s capitaux propres (where “capitaux propres” shall mean the net assets of such Luxembourg Guarantor, i.e. its shareholder’s equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions, and the debt owed by such Luxembourg Guarantor to any of its direct or indirect shareholders) as determined by article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, as reflected in its most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (and as audited by its external auditor (réviseur d’entreprises), if required by law) at the time the guarantee is called; and

(ii)
the sum of such Luxembourg Guarantor’s capitaux propres as determined by article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, as reflected in its most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (and as audited by its external auditor (réviseur d’entreprises), if required by law), as at the date of this Agreement.

(B)
If and for so long as the Luxembourg Guarantor has not complied with its statutory obligations in respect of approval and filing of its annual accounts, the Facility Agent shall be entitled to determine the amount of the Luxembourg Guarantor’s capitaux propres at its reasonable discretion.

(C)
The limitation in paragraph (A) above shall not apply to any amounts borrowed under this Agreement and in each case made available, in any form whatsoever, to such Luxembourg Guarantor or any direct or indirect wholly-owned subsidiary.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

24.	REPRESENTATIONS

24.1	Time of Representations

Each Obligor makes the representations and warranties set out in this Clause 24 to each Finance Party on the date of this Agreement.

24.2	Status

(A)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(B)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

24.3	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to laws or legal procedures affecting the enforceability of creditors' rights generally and any other reservations set out in the legal opinions listed in Schedule 2 (Conditions precedent) or delivered in connection with an Obligor's accession to this Agreement, legal, valid, binding and enforceable obligations.

24.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(A)	any law or regulation applicable to it;

(B)	its or any of its Subsidiaries' constitutional documents; or

(C)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets which conflict would reasonably be likely to have a Material Adverse Effect.

24.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated for it by those Finance Documents.

24.6	Validity and admissibility in evidence

All Authorisations required:

(A)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(B)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

(other than as disclosed in a legal opinion delivered to the Facility Agent pursuant to Part I of Schedule 2 (Conditions precedent) or in connection with an Obligor's accession to this Agreement) have been obtained or effected and are in full force and effect.

24.7	Governing law and enforcement

(A)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(B)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

24.8	Deduction of Tax

It is not required to make any deduction for or on account of:

(A)	United Kingdom Tax from any payment it may make under any Finance Document to a Lender so long as the Lender is a UK Qualifying Lender falling within Clause 18.1(A)(a)(i);

(B)	Irish Tax from any payment it may make under any Finance Document to a Lender so long as the Lender is an Irish Qualifying Lender falling within Clause 18.1(A)(b)(i);

(C)	US Tax from any payment it may make under any Finance Document to a Lender so long as the Lender is a US Qualifying Lender falling within Clause 18.1(A)(c)(i);

(D)	Swiss Tax from any payment it may make under any Finance Document to a Lender so long as the Lender is a Qualifying Bank and there has been no breach of the Twenty-Non Bank Rule;

(E)	Luxembourg Tax from any payment it may make under any Finance Document to a Lender so long as the Lender is a Luxembourg Qualifying Lender; and

(F)	Jersey Tax from any payment it may make under any Finance Document to a Lender.

24.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid in such jurisdiction on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except that, in the case of proceedings in a Luxembourg court, the presentation of any Finance Document, either directly or by way of reference to a court or autorité consitituée, where such court or autorité consitituée may require registration of all or part of the Finance Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg, registration duties at a fixed rate of EUR12 or at an ad valorem rate depending on the nature of the Finance Document may become due and payable and further provided that this representation shall not apply to an assignment by, or transfer by, a Lender.

24.10	No default

No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

24.11	No misleading information

(A)
Any factual information, including any information which discloses evidence of material litigation which is pending or threatened, provided by any member of the Group to any of the Finance Parties prior to the date of this Agreement in connection with its entry into this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(B)	No information has been given or withheld that results in the information referred to in paragraph (A) above being untrue or misleading in any material respect.

(C)
As of the date of this Agreement, there has been no change in the business or the consolidated financial condition of the Group since the date of its last audited financial statements that would have a Material Adverse Effect.

24.12	Financial statements

In the case of the Parent Company only:

(A)	Its Original Financial Statements were prepared in accordance with US GAAP consistently applied.

(B)	Its Original Financial Statements fairly represent its financial condition and operations (consolidated) during the relevant financial year.

24.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

24.14	ERISA and Multiemployer Plans

(A)
Each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

(B)
Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and nothing has occurred since the date of such determination that would reasonably be expected to adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect such qualification) except, in each case, to the extent the same would not reasonably be expected to have a Material Adverse Effect.

(C)	There exists no Unfunded Pension Liability with respect to any Employee Plan, except as would not have a Material Adverse Effect.

(D)
Neither any US Obligor nor any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan, and if each of the US Obligors and each ERISA Affiliate were to withdraw in a complete withdrawal as of the date hereof, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect.

(E)
There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of the Parent Company, any US Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

(F)
Each US Obligor and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed thereby, by the terms of such Employee Plan or any contract or by agreement requiring contributions to an Employee Plan save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

(G)
Neither any US Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it is obligated to make contributions except, in each case, to the extent the same would not reasonably be expected to have a Material Adverse Effect.

(H)
Neither any US Obligor nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have a Material Adverse Effect.

24.15	Federal Reserve regulations

None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, in violation of Regulation U or Regulation X.

24.16	Investment Companies

No Obligor or Subsidiary of an Obligor is required to be registered as an "investment company" under the US Investment Company Act 1940.

24.17	Anti-Terrorism and Anti-Money Laundering Laws

(A)	No Obligor or Subsidiary of any Obligor, so far as such Obligor is aware:

(i)	is, or is controlled by, a Designated Person; or

(ii)	is in breach of, or is the subject of any action or investigation under, any Anti-Terrorism/Anti-Money Laundering Law.

(B)	Each Obligor has taken reasonable measures to ensure that:

(i)	it will comply with applicable Anti-Terrorism/Anti-Money Laundering Laws in all material respects; and

(ii)	it will not use Loans by US Lenders hereunder to finance transactions with a Designated Person.

24.18	Compliance with Twenty Non-Bank Rule

Each Swiss Obligor is at all times in compliance with the Twenty Non-Bank Rule, provided that a Swiss Obligor shall not be in breach of this representation if the Twenty Non-Bank Rule is violated solely by reason of a breach by one or more Lenders of a confirmation contained in Clause 18.2 (Tax gross-up) or a failure by one or more Lenders to comply with their obligations under Clause 29.2 (Conditions of assignment or transfer).

24.19	The Company

As a matter of Irish law, the Company is resident for tax purposes in the Republic of Ireland on the basis that its place of central management and control is in the Republic of Ireland.

24.20	Repetition

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(A)	the date of each Utilisation Request and the first day of each Interest Period;

(B)	in the case of an Additional Obligor, the day on which such company becomes (or it is proposed that such company becomes) an Additional Obligor; and

(C)	each Newco Scheme Date.

25.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1	Financial statements

The Parent Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

(A)	as soon as the same are made public, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and

(B)
as soon as the same are made public, but in any event within 90 days after the end of the first half of each of its financial years, its unaudited consolidated financial statements for that financial half year.

25.2	Compliance Certificate

(A)
The Parent Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (A) and (B) of Clause 25.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 26 (Financial covenants) as at the date as at which those financial statements were drawn up.

(B)
Each Compliance Certificate shall be signed by two signatories of the Parent Company authorised pursuant to the resolutions and by reference to specified signatures, in each case as referred to in Schedule 2 (Conditions Precedent) and as may be updated from time to time in a manner satisfactory to the Facility Agent (acting reasonably).

25.3	Requirements as to financial statements

(A)	The Parent Company shall procure that each set of financial statements delivered pursuant to Clause 25.1 (Financial statements) is prepared using US GAAP.

(B)
Following the completion of any Newco Scheme, Top Newco shall supply to the Facility Agent, together with its audited consolidated financial statements for the financial year in which the relevant Newco Scheme has completed and required to be delivered pursuant to paragraph (A) of Clause 25.1 (Financial statements), a reconciliation between those consolidated financial statements and the consolidated financial statements of the Company or, as applicable, the previously interposed Top Newco relevant to the financial year in which the Newco Scheme has completed.

(C)
The Parent Company shall procure that each set of financial statements delivered pursuant to Clause 25.1 (Financial statements) is prepared using US GAAP and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements:

(i)
there has been a change in US GAAP or accounting practices which is relevant to the preparation of that set of financial statements but which does not have any impact upon calculations for the purposes of establishing compliance with Clause 26.2 (Financial condition), and such change has been disclosed in a Form 10K or 10Q statement filed by (or on behalf of) the Parent Company with the SEC; or

(ii)	there has been a change in:

(a)	US GAAP or accounting practices which has an impact upon calculations for the purposes of establishing compliance with Clause 26.2 (Financial condition); or

(b)	financial reference periods; and

the Parent Company notifies the Facility Agent that there has been such change and delivers to the Facility Agent, if and to the extent reasonably necessary for the purposes of establishing compliance with Clause 26.2 (Financial condition) taking into account any disclosure which has been made in any relevant Form 10K or 10Q filed by (or on behalf of) the Parent with the SEC:

(1)
a description of any change necessary for those financial statements to reflect the US GAAP, accounting practices and reference periods upon which those Original Financial Statements were prepared; and

(2)	sufficient information, in form and substance as may reasonably be required by the Facility Agent, to enable the Lenders to determine whether Clause 26 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and those Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(D)
If the Parent Company notifies the Facility Agent of a change in accordance with  paragraph (C)(ii)(a) above, the Parent Company and Facility Agent shall enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

25.4	Information: miscellaneous

The Parent Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(A)	all documents dispatched by the Parent Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(B)
copies of any public announcement made by the Parent Company which discloses the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group; and

(C)	promptly, such further information as any Finance Party (through the Facility Agent) may reasonably request at reasonable times and at reasonable intervals.

25.5	Notification of default

Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification regarding such Default has already been provided by another Obligor).

25.6	"Know your customer" checks

(A)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)
a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender (which would be permitted under Clause 29 (Changes to the Lenders)) prior to such assignment or transfer, obliges an Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is within that Obligor's possession or control reasonably requested by that Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for such Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(B)
Each Lender shall promptly upon the request of an Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Agent (for itself) in order for such Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks required under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(C)
The Parent Company shall, by not less than ten Business Days' prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 30 (Changes to the Obligors).

(D)
Following the giving of any notice pursuant to paragraph (C) above, if the accession of such Additional Obligor obliges an Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent Company shall promptly upon the request of that Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for such Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

25.7	"Know your customer" confirmation

Each Lender confirms as at the date of this Agreement that, under "know your customer" requirements in existence as at the date of this Agreement, it does not require financial statements for Obligors other than the Company.

26.	FINANCIAL COVENANTS

26.1	Financial definitions

(A)
For the purpose of this Clause 26, amounts computed for the Group shall represent those assets, liabilities, income and expenses contained in the accounting records of the Parent Company and its Subsidiaries.  For the avoidance of doubt, such amounts and the financial covenants shall not include any assets, liabilities, income and expenses recorded in any variable interest entity which the Group consolidates under US GAAP pursuant to Accounting Standards Codification 810, Consolidation (formerly FIN 46(R)), Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51, as amended by FSA 167, Amendments to FASB Interpretation No. 46(R)).

(B)	In this Clause 26 (Financial covenants):

“Acquisition Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Parent Company or any other member of the Group in connection with any acquisition following the date of this Agreement.

"Borrowings" means, at any time, any indebtedness in respect of:

(a)	the principal amount of moneys borrowed and any net debit balances at banks after application of applicable account pooling arrangements;

(b)	the principal amount raised under acceptance credit facilities other than acceptances relating to the purchase or sale of goods in the ordinary course of trading;

(c)	the principal amount of any debenture, bond, note, loan stock, commercial paper or other securities;

(d)	the capitalised element of indebtedness under finance leases or capital leases entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(e)	receivables sold or discounted other than receivables sold or discounted in the ordinary course of trading or on non-recourse terms;

(f)
indebtedness arising from deferred payment agreements except in the ordinary course of trading (and excluding, for the avoidance of doubt, milestone and deferred consideration payments in respect of acquisitions of shares or other assets which are the subject of any acquisition);

(g)	any fixed or minimum premium payable on repayment of any debt instrument;

(h)	principal amounts raised under any other transaction having the commercial effect of a borrowing; or

(i)	(without double counting) any guarantee, indemnity or similar assurance for any of the items referred to in paragraphs (a) to (h) above.

"Cash" means, at any time:

(a)
cash at bank denominated in sterling, dollars, euro or other currency freely convertible into the Base Currency and freely transferable and credited to an account in the name of a member of the Group with a reputable financial institution and to which a member of the Group is alone beneficially entitled and for so long as that cash is repayable on demand, provided that:

(i)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group member or of any other person whatsoever or on the satisfaction of any other condition;

(ii)
there is no Security over that cash except Security created or constituted pursuant to a Finance Document or Security securing obligations of a member of the Group granted in favour of another member of the Group; and

(iii)	such cash is freely and immediately available and convertible into the Base Currency to be applied in repayment or prepayment of the Borrowings; and

(b)	to the extent the relevant indebtedness is included in Borrowings, cash collateral provided for such indebtedness up to a maximum amount equal to the principal amount of such indebtedness.

"Cash Equivalent Investments" means:

(a)
debt securities denominated in sterling, dollars, euro or other currency freely convertible into the Base Currency issued by, or unconditionally guaranteed by, the United Kingdom or the United States of America which are not convertible into any other form of security and having not more than three months to final maturity;

(b)
debt securities denominated in sterling, dollars or euro or other currency freely convertible into the Base Currency which are not convertible into any other form of security, and having not more than three months to final maturity, at all times rated P-1 (Moody's Investor Services Inc.) or A-1 (Standard & Poor's Corporation) and which are not issued or guaranteed by any member of the Group;

(c)
certificates of deposit denominated in sterling, dollars or euro or other currency freely convertible into the Base Currency issued by, and acceptances by, banking institutions authorised under applicable legislation of the United Kingdom rated P-1 (Moody's Investor Services Inc.) or A-1 (Standard & Poor's Corporation); and

(d)	other securities (if any) approved in writing by the Facility Agent,

provided that:

(i)
there is no Security over the investments referred to in paragraphs (a) to (d) above except Security created or constituted pursuant to a Finance Document or Security securing obligations of a member of the Group granted in favour of another member of the Group; and

(ii)
cash proceeds of the investments referred to in paragraphs (a) to (d) above are freely and immediately available and convertible into the Base Currency to be applied in repayment or prepayment of the Borrowings.

"EBITDA" means, in respect of any Relevant Period, consolidated operating income for such period (after giving effect to the following adjustments, if applicable):

(a)	before deducting any corporation tax or other taxes on income, profits or gains;

(b)	before deducting interest payable and before adding interest receivable;

(c)
before deducting unusual or non-recurring losses or charges, provided that any accruals or reserves in the ordinary course of business shall be excluded (and, for the avoidance of doubt, up-front milestone and licensing payments which have been charged to the income statement on initial recognition under US GAAP shall constitute unusual or non-recurring losses or charges and accordingly shall not be deducted from EBITDA);

(d)	before adding extraordinary gains and non-cash gains;

(e)
after deducting the amount of net profit (or adding back the amount of net loss) of any Group company (other than the Parent Company) which is attributable to any third party (other than another Group company) which is a shareholder in that Group company;

(f)
after adding back the amount of any loss and after deducting the amount of any gain against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading);

(g)	after deducting any income (to the extent not received in cash) and adding back any loss from any associate or joint venture or any other companies in which a Group company has a minority interest;

(h)	before deducting any depreciation or amortisation;

(i)	before deducting any distributions; and

(j)
before deducting any non-cash write-offs of in-process research and development, goodwill, non-cash stock compensation charges, non-cash stock revaluation charges arising on an acquisition and non-cash write-offs of any investments, intellectual property or fixed assets; and

(k)	before deducting any Acquisition Costs.

For the purposes of paragraph (A) of Clause 26.2 (Financial condition) only, EBITDA shall be adjusted, at any time, on a pro-forma basis to include businesses or assets acquired in the period and exclude businesses or assets disposed of in the period.

"Liquid Investments" means at any time:

(a)	any investment in marketable debt obligations for which a recognised trading market exists and which are not convertible or exchangeable to any other security provided that:

(i)
each obligation has a credit rating of either A or A-1 or higher by Standard & Poor's Corporation (or in each case the equivalent rating including the equivalent money market fund rating by Standard & Poor's Corporation) or A2 or P-1 or higher by Moody's Investor Services Inc. (or in each case the equivalent rating including the equivalent money market fund rating by Moody's Investor Services Inc.) and further provided that no more than 25 per cent. of all such investments shall be rated A and A-1 by Standard & Poor's Corporation (and in each case the equivalent rating including the equivalent money market fund rating by Standard & Poor's Corporation) and A2 and P-1 by Moody's Investor Services Inc. (and in each case the equivalent rating including the equivalent money market fund rating by Moody's Investor Services Inc.);

(ii)	each obligation is beneficially owned by a member of the Group;

(iii)	no obligation is issued by or guaranteed by a member of the Group; and

(iv)	there is no Security over such obligation save pursuant to the Finance Documents or Security securing obligations of a member of the Group granted in favour of another member of the Group; and

(b)
any investment accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by Standard & Poor's Corporation (or in each case the equivalent rating including the equivalent money market fund rating by Standard & Poor's Corporation) or P-1 or higher by Moody's Investor Services Inc. (or in each case the equivalent rating including the equivalent money market fund rating by Moody's Investor Services Inc.) or Rule 2a7 Money Market Funds as defined in the US Investment Company Act 1940 provided that:

(i)	such investment is beneficially owned by a member of the Group; and

(ii)	there is no Security over such investment save pursuant to the Finance Documents or Security securing obligations of a member of the Group granted in favour of another member of the Group,

provided that the cash proceeds of the investments referred to in paragraphs (a) and (b) above, either through sale or redemption, are freely and immediately available and convertible into the Base Currency to be applied in repayment or prepayment of the Borrowings.

"Net Debt" means, at any time, the aggregate consolidated Borrowings of the Group from sources external to the Group, less all Cash and Cash Equivalent Investments of the Group and the then mark to market value of Liquid Investments.

"Net Interest" means, in respect of any Relevant Period, the sum of (i) the amount of interest and similar charges payable in respect of Borrowings by the Group during such period less (ii) the amount of interest received or receivable and any similar income of the Group during such period excluding any payment or amortisation of front end or arrangement fees payable under or in connection with this Agreement or any Fee Letter. For the purposes of this definition:

(a)
prior to the delivery of a valuation judgment by the relevant court in connection with any "appraisal" or similar proceedings brought by former common stockholders or shareholders of any company acquired by any member of the Group after the date of this Agreement, the amount of interest and similar charges payable by the Group in respect of any potential award in such proceedings shall be deemed to be as recorded in the Group's financial statements for the Relevant Period; and

(b)	following the delivery of a valuation judgment by the relevant court in connection with the proceedings described in paragraph (a) above, and following any revised valuation judgment on appeal from such proceedings, the amount of interest and similar charges payable by the Group in respect of the court's valuation shall be as determined by the court, but allocated on a pro rata basis from (and including) the calendar month in which the relevant acquisition is consummated to (but excluding) the calendar month in which such interest or similar charges are actually paid.

"Relevant Period" means each period of twelve months ending on the last day of the Parent Company's financial year and each period of twelve months ending on the last day of the first half of the Parent Company's financial year with the first such period ending on 31 December 2010.

26.2	Financial condition

The Parent Company shall ensure that:

(A)
the ratio of Net Debt to EBITDA of the Group in respect of the most recently ended Relevant Period (the "Leverage Ratio") shall not at any time exceed 3.5:1, except that, following an acquisition by the Group for a consideration which includes a cash element of at least US$ 250,000,000, the Parent Company may elect to increase the Leverage Ratio to 4.0:1 for the Relevant Period in which the acquisition was completed and the immediately following Relevant Period (except in the case of an In-licensing Acquisition (as defined below)). The election must be made by no later than the date on which the Compliance Certificate for the first Relevant Period to which that election relates is delivered pursuant to Clause 25.2 (Compliance Certificate) (or the date on which such Compliance Certificate was due to have been delivered if earlier). For the avoidance of doubt, an acquisition includes an in-licensing agreement under which the Group acquires certain rights to products and projects (an "In-licensing Acquisition") which would require the Group to pay licence fees, milestone payments or other similar fees or payments ("In-licensing Fees and Payments"). Notwithstanding the above, where the acquisition is an In-licensing Acquisition the Parent Company may elect to increase the Leverage Ratio to 4.0:1 where the aggregate In-licensing Fees and Payments in respect of that In-licensing Acquisition totals at least US$ 250,000,000 in any one Relevant Period. The increase in the Leverage Ratio shall apply to the Relevant Period in which such In-licensing Fees and Payments were paid and the immediately following Relevant Period and the election must be made by no later than the date on which the Compliance Certificate for the first Relevant Period to which that election relates is delivered pursuant to Clause 25.2 (Compliance Certificate) (or the date on which such Compliance Certificate was due to have been delivered if earlier). Only one election under this paragraph (A) may be made; and

(B)	the ratio of EBITDA of the Group to Net Interest in respect of the most recently ended Relevant Period shall not be less than 4.0:1.

26.3	Financial testing

(A)
The financial covenants set out in Clause 26.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 25.2 (Compliance Certificate).

(B)
If paragraph (D) of Clause 25.3 (Requirements as to financial statements) applies (and for so long as no amendments to the contrary have been agreed pursuant to paragraph (D) of Clause 25.3 (Requirements as to financial statements)), then the financial covenants set out in Clause 26.2 (Financial condition) shall be tested by reference to the relevant financial statements as adjusted pursuant to paragraph (C) of Clause 25.3 (Requirements as to financial statements) (and/or relevant Compliance Certificate delivered in accordance with Clause 25.2  (Compliance Certificate)) to reflect the basis upon which the Original Financial Statements were prepared and, to the extent relevant, any other information delivered to the Facility Agent in accordance with paragraph (C) of Clause 25.3 (Requirements as to financial statements).

27.	GENERAL UNDERTAKINGS

The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

27.1	Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability and admissibility in evidence in its jurisdiction of incorporation of any Finance Document subject to any applicable bankruptcy, insolvency, reorganisation, moratorium and other similar laws or legal procedures affecting the enforceability of creditors' rights generally and any other reservations set out in any of the legal opinions listed in Schedule 2 (Conditions precedent) or delivered in connection with an Obligor's accession to this Agreement.

27.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would have a Material Adverse Effect.

27.3	Negative pledge

(A)	No Obligor shall (and the Parent Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(B)	No Obligor shall (and the Parent Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(C)	Paragraphs (A) and (B) above do not apply to:

(i)	any Security (or transaction ("Quasi-Security") described in paragraph (B) above) created with the prior written consent of the Majority Lenders;

(ii)	any Security or Quasi-Security listed in Schedule 9 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

(iii)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting or setting-off debit and credit balances;

(iv)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(v)	any future title retention provisions to which a member of the Group is subject entered into in the ordinary course of trading;

(vi)	any netting or set-off arrangement entered into by any member of the Group under any treasury transaction entered into in the ordinary course of business;

(vii)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(a)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(b)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(c)	the Security or Quasi-Security is removed or discharged within six months of the date of acquisition of such asset;

(viii)
any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(a)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(b)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(c)	the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group;

(ix)	any Security entered into pursuant to any Finance Document;

(x)	any Security or Quasi-Security created in connection with a Permitted Securitisation;

(xi)
any Security or Quasi-Security created or subsisting over cash or Cash Equivalent Investments deposited in an escrow account or subject to escrow or similar agreements or arrangements in connection with any acquisition of an undertaking or company by a member of the Group after the date of this Agreement provided that such requirements for escrow arrangements are entered into (a) on an arm’s length basis and (b) such that the Security or Quasi-Security is removed or discharged within one month following the discharge in full of the liabilities supported by such accounts, agreements or arrangements.

(xii)
any Security or Quasi-Security arising as a consequence of any credit support or collateral provision arrangement (including without limitation initial margining) on arm’s length terms in relation to any derivative transaction which falls within paragraph (B)(vii) of Clause 27.8 (Financial Indebtedness);

(xiii)	any Security or Quasi-Security constituted by any lease or hire purchase contract which falls within the exclusion to paragraph (d) of the definition of Financial Indebtedness; or

(xiv)
any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (xii) above) does not exceed at any time US$ 200,000,000 (or its equivalent in another currency or currencies).

(D)
Paragraph (B) above does not apply to any Quasi-Security granted by a member of the Group or to any Security granted by a member of the Group in favour of another wholly owned member of the Group but only in respect of liabilities owing to the Group.

27.4	Disposals

(A)
No Obligor shall (and the Parent Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer, dispose by way of de-merger or otherwise dispose of any asset.

(B)	Paragraph (A) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of business of the disposing entity;

(ii)	of assets in exchange for other assets which are comparable or superior as to value;

(iii)	in the form of out-licensing arrangements entered into by a member of the Group in the ordinary course of trading;

(iv)	of obsolete assets on normal commercial terms;

(v)	of assets by one member of the Group to another member of the Group;

(vi)	of cash for any purpose permitted under the Finance Documents;

(vii)	of assets held by any member of the Group if such member of the Group has already contracted to dispose of such assets at the time such member of the Group is acquired;

(viii)	made with the prior written consent of the Majority Lenders;

(ix)	of cash by the payment of dividends and other distributions in respect of share capital which are not contrary to law;

(x)	made in connection with a Permitted Securitisation; or

(xi)	at market value and on arm's length terms,

provided that no sale, lease, transfer or other disposal which would otherwise be permitted pursuant to the terms of any of paragraphs (i) to (v) and (vii) to (xi) (inclusive) above which would be deemed to be a class 1 transaction under the Listing Rules of the Financial Services Authority shall be permitted without the consent of the Majority Lenders.

For the purpose of this Clause 27.4, "ordinary course of business" means the ordinary course of trading of the relevant entity or made as part of the day to day operation of the relevant entity as carried on at the date hereof or as part of any activities ancillary to the ordinary course of trading.

27.5	Change of business

The Parent Company shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

27.6	Insurance

Each Obligor shall (and the Parent Company shall ensure that each member of the Group will) maintain material insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business (and each member of the Group may maintain insurances with a captive insurer for this purpose).

27.7	Loans

(A)	No Obligor shall (and the Parent Company shall ensure that no member of the Group will) make any loans or grant any credit.

(B)	Paragraph (A) above does not apply to:

(i)	loans existing at the date of this Agreement and listed in Schedule 10 (Existing Loans) except to the extent the principal amount of the loans exceeds the amount stated in that Schedule;

(ii)	trade credit in the ordinary course of trading;

(iii)	loans to directors or employees in the ordinary course of business not exceeding US$ 10,000,000 in aggregate;

(iv)	loans or credit made by one member of the Group to another member of the Group;

(v)	loans entered into pursuant to any Finance Documents;

(vi)	loans or credit made with the consent of the Majority Lenders; or

(vii)
loans or credit the principal amount of which (when aggregated with the principal amount of any other loans given by any member of the Group other than any permitted under paragraphs (i) to (vi) above) does not exceed US$ 250,000,000 (or its equivalent in another currency or currencies).

27.8	Financial Indebtedness

(A)	No Obligor shall (and the Parent Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(B)	Paragraph (A) above does not apply to:

(i)	any Financial Indebtedness incurred under the Finance Documents;

(ii)	any Existing Financial Indebtedness and any refinancing thereof (to the extent the aggregate amount outstanding is not increased as a result of or pursuant to the refinancing);

(iii)	trade credit in the ordinary course of trading;

(iv)	Financial Indebtedness to the extent owed by one member of the Group to another member of the Group;

(v)	Financial Indebtedness incurred by a Guarantor;

(vi)
any Financial Indebtedness not otherwise described in this paragraph (B) to the extent it is applied in voluntary prepayment and cancellation of the Facilities pursuant to Clause 11 (Illegality, voluntary prepayment and cancellation);

(vii)
any derivative transaction entered into in the ordinary course of treasury operations and not for speculative purposes, and any liability of any member of the Group in relation to any collateral, margin or other form of credit support posted or otherwise provided to or for the benefit of any member of the Group under or in relation to any such derivative transaction;

(viii)	Financial Indebtedness incurred with the consent of the Majority Lenders;

(ix)	any Permitted Securitisation;

(x)
until such time as the Total Commitments have been reduced to US$ 500,000,000 in accordance with Clause 11.2 (Voluntary cancellation) or Clause 11.3 (Voluntary prepayment of Loans), other Financial Indebtedness, the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness incurred by any member of the Group other than any permitted under paragraphs (i) to (ix) above) does not, at any time, exceed US$ 200,000,000 (or its equivalent in another currency or currencies); and

(xi)
following the reduction of the Total Commitments to US$ 500,000,000 (in accordance with Clause 11.2 (Voluntary Cancellation) or Clause 11.3 (Voluntary Prepayment of Loans)), other Financial Indebtedness, the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness incurred by any member of the Group other than any permitted under paragraphs (i) to (ix) above) does not, at any time, exceed US$ 500,000,000 (or its equivalent in another currency or currencies).

27.9	Compliance with ERISA

No Obligor shall:

(A)
allow, or permit any of its ERISA Affiliates to allow, (i) any Employee Plan with respect to which any Obligor or any of its ERISA Affiliates may have any liability to be voluntarily terminated, (ii) any Obligor or ERISA Affiliates to withdraw from any Employee Plan, (iii) any ERISA Event to occur with respect to any Employee Plan, or (iv) any of its Employee Plans to be in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), to the extent that any of the events described in (i), (ii), (iii) or (iv), singly or in the aggregate, could have a Material Adverse Effect;

(B)
allow, or permit any of its ERISA Affiliates to allow, the aggregate amount of any Unfunded Pension Liabilities among all Employee Plans (taking into account only Employee Plans with Unfunded Pension Liabilities existing at the time) at any time to exceed an amount which would be reasonably likely to have a Material Adverse Effect;

(C)
fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

(D)	establish or become part of a Multiemployer Plan.

27.10	Top Newco

The Finance Parties hereby consent to the Parent Company entering into any Newco Scheme, provided that each Top Newco interposed by such Newco Scheme accedes as a Guarantor to this Agreement in accordance with Clause 30.4 (Additional Guarantors) by no later than the Newco Scheme Date.

28.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 28 is an Event of Default (save for Clause 28.14 (Clean-up Period) and Clause 28.15 (Acceleration)).

28.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(A)	its failure to pay is caused by administrative or technical error; and

(B)	payment is made within five Business Days of its due date.

28.2	Financial covenants

Any requirement of Clause 26 (Financial covenants) is not satisfied.

28.3	Other obligations

(A)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.1 (Non-payment) and Clause 28.2 (Financial covenants)).

(B)
No Event of Default under paragraph (A) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the Facility Agent giving notice to the Parent Company or the Parent Company becoming aware of the failure to comply.

28.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and which, if the circumstances giving rise to the misrepresentation or the misrepresentation are capable of remedy, are not remedied within 20 Business Days of the Facility Agent giving notice to the Parent Company or the Parent Company becoming aware of the misrepresentation.

28.5	Cross default

(A)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(B)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(C)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(D)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(E)
No Event of Default will occur under this Clause 28.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (A) to (D) above is less than US$ 50,000,000 (or its equivalent in any other currency or currencies).

28.6	Insolvency

(A)
A Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(B)	The value of the assets of any Material Company is less than its liabilities (taking into account contingent and prospective liabilities).

(C)	A moratorium is declared in respect of any indebtedness of any Material Company.

28.7	Insolvency proceedings

(A)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company other than a solvent liquidation or reorganisation of any Material Company which is not an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Material Company;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Company which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager, viscount or other similar officer in respect of any Material Company or any of its assets;

(iv)	enforcement of any Security over any assets of any Material Company;

(v)	declaration of "en désastre" being made in respect of any assets of any Material Company; or

(vi)	the "bankruptcy" of a Material Company within the meaning of the Interpretation (Jersey) Law 1954,

or any analogous procedure or step is taken in any jurisdiction.

(B)
Notwithstanding paragraphs (A)(i) to (A)(v) above, an Event of Default will occur under this Clause 28.7 only if, in the case of a petition being presented or an application made for the appointment of a liquidator or administrator or other similar officer, it is not discharged within 21 days.

28.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Material Company which has an aggregate value of not less than US$ 10,000,000.

28.9	Ownership of the Obligors

An Obligor (other than the Parent Company) is not or ceases to be a Subsidiary of the Parent Company.

28.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

28.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

28.12	Material adverse change

(A)
A material adverse change occurs in the business, operations, assets or financial condition of the Group, considered as a whole, which is likely to have a material adverse effect on the ability of the Obligors, taken as a whole, or the Parent Company to meet their respective payment obligations under this Agreement.

(B)
For the purpose of a determination in respect of paragraph (A) above, any litigation, arbitration, administrative or regulatory proceedings disclosed in the 10-Q and 10-K statements of the Parent Company most recently filed with the SEC prior to the date of this Agreement will be considered not to have a material adverse effect described under paragraph (A) above, and, for the avoidance of doubt, a product coming off patent or orphan designation in the normal course of its life cycle (including the financial effects thereof) shall not constitute a material adverse change under this Clause 28.12.

28.13	Employee Plans

Any ERISA Event shall have occurred or Clause 27.9 (Compliance with ERISA) shall be breached, and the liability of a US Obligor or its ERISA  Affiliates, either individually or in the aggregate, related to such ERISA Event or breaches, individually or when aggregated with all other ERISA Events and all other such breaches, would have or would be reasonably expected to have a Material Adverse Effect.

28.14	Clean-up Period

(A)
Notwithstanding any other provision of this Agreement, if, during any period (each, a "Clean-up Period") of three months from (and including) the date on which a member of the Group becomes the owner of record of the shares or other assets which are the subject of any acquisition after the date of this Agreement, any event or circumstance arises or becomes apparent which would otherwise constitute a Default or an Event of Default (other than under Clause 28.1 (Non-payment)) (a "Clean-up Default"), that Clean-up Default will not, during the relevant Clean-up Period:

(i)	constitute a Default or an Event of Default (or any other actual or potential breach of any term of this Agreement);

(ii)	operate to prevent any Utilisation or the making of any Loan; or

(iii)	allow any Finance Party to accelerate or take any other action contemplated by Clause 28.15 (Acceleration) or to take any enforcement action,

provided that the Clean-up Default:

(a)	is capable of remedy within the Clean-up Period and reasonable steps are taken to remedy it;

(b)	relates to the target company or target undertaking of that acquisition or the Subsidiaries of such target company or target undertaking; and

(c)	is not reasonably likely to have a Material Adverse Effect.

28.15	Acceleration

(A)	On and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent Company:

(i)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

(B)
If an Event of Default under Clause 28.7 (Insolvency proceedings) shall occur in respect of any US Obligor as a result of the filing by or against such US Obligor of a petition for relief under the United States Bankruptcy Code, then, without notice to such US Obligor or any other act by the Facility Agent or any other person, the Loans to such US Obligor, interest thereon and all other amounts owed by such US Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

SECTION 9
CHANGES TO PARTIES

29.	CHANGES TO THE LENDERS

29.1	Assignments and transfers by the Lenders

(A)	Subject to this Clause 29, a Lender (the "Existing Lender") may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations (provided any such transfer is pro rata to such Existing Lender's participations in outstanding Loans and Commitments),

only to another bank or financial institution which is a Qualifying Bank (the "New Lender"), and provided that:

(1)
any Revolving Lender which transfers all or any part of its Revolving Commitment shall in addition transfer or procure its Affiliate to transfer, as the case may be, a pro rata proportion of its or its Affiliate's Swingline Commitment (if any); and

(2)
any Swingline Lender which transfers all or any part of its Available Swingline Commitment shall in addition transfer or procure its Affiliate to transfer, as the case may be, a pro rata portion of its or its Affiliate's Revolving Commitment (if any).

(B)	A Lender may not enter into a Restricted Sub-Participation, unless that Restricted Sub-Participation:

(i)	is entered into only with another bank or financial institution which is a Qualifying Bank; and

(ii)	complies with the requirements set out in Clause 29.10 (Restricted Sub-Participation).

29.2	Conditions of assignment or transfer

(A)	A transfer of part of a Commitment or the rights and obligations under this Agreement by an Existing Lender must be in a minimum amount of US$ 10,000,000.

(B)	The consent of the Parent Company is required for an assignment or transfer by an Existing Lender, unless:

(i)	the assignment or transfer is to another Lender or an Affiliate of a Lender; or

(ii)	at the time of the assignment or transfer, an Event of Default has occurred and is continuing.

(C)	(i)
The consent of the Parent Company to an assignment or transfer must not be unreasonably withheld or delayed.  For the avoidance of doubt, it shall not be unreasonable for the Parent Company to withhold its consent in the event the New Lender is not an Acceptable Bank.

(ii)
The Parent Company may request from a prospective New Lender a copy of a tax ruling confirmation of the Swiss Federal Tax Administration obtained by the New Lender in connection with the proposed assignment or transfer of rights and/or obligations under this Agreement if the Parent Company believes (acting reasonably) that the representation in paragraph 6 of the Transfer Certificate or the analogous representation in an Assignment Agreement or Increase Confirmation, as applicable, is not accurate.

(iii)	The Parent Company will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent Company within that time.

(D)
In the event an Existing Lender enters into an assignment or transfer without the consent of the Parent Company (if required pursuant to paragraph (B) above), such assignment or transfer shall be void and not be valid and effective towards the other Finance Parties and the Obligors (including any Swiss Obligor).

(E)	An assignment will be effective only on:

(i)
receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

(ii)
performance by the relevant Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which that Agent shall promptly notify to the Existing Lender and the New Lender;

(iii)	entry by the New Lender into a Confidentiality Undertaking with the Parent Company; and

(iv)	the New Lender making a representation in the Assignment Agreement that it is a Qualifying Bank.

(F)
A transfer will be effective only if the procedure set out in Clause 29.5 (Procedure for transfer) is complied with and if the New Lender has, prior to the Transfer Date, entered into a Confidentiality Undertaking with the Parent Company and if the New Lender makes the representation in the Transfer Certificate that it is a Qualifying Bank.

(G)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment (or increased payment) to the New Lender or Lender acting through its new Facility Office under Clause 14.5 (Minimum interest) or Clause 18 (Tax gross-up and indemnities) or Clause 19 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is entitled to receive payment (or increased payment) under those Clauses only to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

29.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$ 3,000.

29.4	Limitation of responsibility of Existing Lenders

(A)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(B)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(C)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29 (Changes to Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

29.5	Procedure for transfer

(A)
Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (C) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(B)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is reasonably satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(C)	Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Facility Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

29.6	Procedure for assignment

(A)
Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (C) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement

(B)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender

(C)	Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement

(ii)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(D)
Lenders may utilise procedures other than those set out in this Clause 29.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 29.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Conditions of assignment or transfer).

29.7	Copy of Assignment Agreement, Transfer Certificate, Increase Confirmation to

Parent Company

The Facility Agent shall, as soon as reasonably practicable after it has executed an Assignment Agreement, Transfer Certificate or Increase Confirmation, send to the Parent Company (for itself and on behalf of each Obligor) a copy thereof.

29.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 29 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(A)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank or any government authority, department or agency, including HM Treasury; and

(B)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

29.9	Pro rata interest settlement

If the Facility Agent has notified the Lenders and the Parent Company that it is able to distribute interest payments on a pro rata basis to Existing Lenders and New Lenders then in respect of any transfer pursuant to Clause 29.5 (Procedure for transfer) or any assignment pursuant to Clause 29.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(A)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period

(or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(B)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

29.10	Restricted Sub-Participation

(A)	A Lender that enters into a Restricted Sub-Participation shall ensure that the terms of such sub-participation agreement:

(i)	include a representation from the sub-participant that it is a Qualifying Bank;

(ii)
prohibit the new sub-participant from entering into a further assignment, transfer or sub-participation agreement with a Non-Qualifying Bank in relation to its rights agreed to between the Existing Lender and itself under the Restricted Sub-Participation;

(iii)
oblige the sub-participant, in respect of any further assignment, transfer or sub-participation, to include a term identical to the provisions of this Clause 29.10 mutatis mutandis including a requirement that any further sub-participant, assignee or grantee shall agree to the same undertaking, mutatis mutandis; and

(iv)	ensure that the identity of such sub-participant is permitted to be disclosed to the Swiss Federal Tax Administration by the Swiss Obligor (if so requested by the Swiss Federal Tax Administration).

(B)	For the avoidance of doubt, nothing in this Agreement shall restrict Non-Restricted Sub-Participations.

30.	CHANGES TO THE OBLIGORS

30.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

30.2	Additional Borrowers

(A)	Subject to compliance with the provisions of paragraphs (C) and (D) of Clause 25.6 ("Know your customer" checks), the Parent Company may request that any of its Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)
all the Lenders approve the addition of that Subsidiary (which approval is not to be unreasonably withheld) other than in the case of a Subsidiary incorporated in the United Kingdom or the United States of America, in which case no approval by the Lenders is required;

(ii)	the Parent Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(iii)	the Parent Company confirms that no Default is continuing or will occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)
the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent, acting reasonably.

(B)
The Facility Agent shall notify the Parent Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

30.3	Resignation of a Borrower

(A)	The Parent Company may request that a Borrower (other than the Parent Company) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(B)	The Facility Agent shall accept a Resignation Letter and notify the Parent Company and the Lenders of its acceptance if:

(i)	no Default is continuing or will result from the acceptance of the Resignation Letter (and the Parent Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

(C)	Upon becoming an Additional Borrower, that Subsidiary shall make any filings (and provide copies of such filings) as required by, and in accordance with, Clause 18.2 (Tax gross up).

30.4	Additional Guarantors

(A)
Subject to compliance with the provisions of paragraphs (C) and (D) of Clause 25.6 ("Know your customer" checks), the Parent Company may request that any of its Subsidiaries or, in the case of any Newco Scheme, the proposed Top Newco, become an Additional Guarantor. That Subsidiary or, as the case may be, Top Newco, shall become an Additional Guarantor if:

(i)	the Parent Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(ii)
the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance reasonably satisfactory to the Facility Agent.

(B)
The Facility Agent shall notify the Parent Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it, acting reasonably) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

30.5	Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary or, as the case may be, Top Newco, that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

30.6	Resignation of a Guarantor

(A)	The Parent Company may request that a Guarantor (other than the Parent Company) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(B)
The Facility Agent shall accept a Resignation Letter (whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations as a Guarantor under the Finance Documents) and notify the Parent Company and the Lenders of its acceptance if:

(i)	no Default is continuing or will result from the acceptance of the Resignation Letter (and the Parent Company has confirmed this is the case); and

(ii)	all the Lenders have consented to the Parent Company's request.

SECTION 10
THE FINANCE PARTIES

31.	ROLE OF THE AGENTS AND THE ARRANGERS

31.1	Appointment of the Agents

(A)	Each other Finance Party appoints each of the Agents to act as its agent under and in connection with the Finance Documents.

(B)
Each other Finance Party authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to that Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Duties of the Agents

(A)	An Agent shall promptly forward to a Party the original or a copy of any document which is delivered to such Agent for that Party by any other Party.

(B)
Without prejudice to Clause 29.7 (Copy of Assignment Agreement, Transfer Certificate, Increase Confirmation to Parent Company), paragraph (A) above shall not apply to any Assignment Agreement, Transfer Certificate or Increase Confirmation.

(C)	Except where a Finance Document specifically provides otherwise, an Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(D)	If an Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(E)
If an Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agents or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(F)	Each Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

31.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

31.4	No fiduciary duties

(A)	Nothing in this Agreement constitutes any Agent or Arranger as a trustee or fiduciary of any other person.

(B)	Neither an Agent nor an Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.5	Business with the Group

An Agent or Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.6	Rights and discretions of the Agents

(A)	An Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(B)	An Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Parent Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(C)	An Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(D)	An Agent may act in relation to the Finance Documents through its personnel and agents.

(E)	An Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(F)
Without prejudice to the generality of paragraph (E) above, the Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Parent Company and shall disclose the same upon the written request of the Parent Company or the Majority Lenders.

(G)
Notwithstanding any other provision of any Finance Document to the contrary, neither an Agent nor an Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(H)
Without prejudice to paragraph (B)(iii) of Clause 16.2 (Market disruption), an Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Facility Agent by any Lender for the purpose of paragraph (A)(ii) of Clause 16.2 (Market disruption) or the identity of such Lender.

31.7	Majority Lenders' instructions

(A)	Unless a contrary indication appears in a Finance Document, each Agent shall

(i)
exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(B)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(C)
An Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with an amount in respect of any associated VAT) which it may incur in complying with the instructions.

(D)
In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(E)	An Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

31.8	Responsibility for documentation

Neither an Agent nor an Arranger:

(A)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Agent, an Arranger, an Obligor or any other person given in or in connection with any Finance Document;

(B)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(C)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.9	Exclusion of liability

(A)
Without limiting paragraph (B) below, an Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(B)
No Party (other than an Agent) may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of an Agent may rely on this paragraph (B) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(C)
No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by an Agent if such Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

(D)
Nothing in this Agreement shall oblige an Agent or Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agents and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agents or the Arrangers.

31.10	Lenders' indemnity to the Agents

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by that Agent (otherwise than by reason of that Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless such Agent has been reimbursed by an Obligor pursuant to a Finance Document).

31.11	Resignation of an Agent

(A)	An Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Parent Company.

(B)
Alternatively an Agent may resign by giving notice to the other Finance Parties and the Parent Company, in which case the Majority Lenders (after consultation with the Parent Company) may appoint a successor Agent.

(C)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (B) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Parent Company) may appoint a successor Agent.

(D)
A retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(E)	An Agent's resignation notice shall only take effect upon the appointment of a successor.

(F)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.12	Replacement of an Agent

(A)
After consultation with the Parent Company, the Majority Lenders may, by giving 30 days' notice to the relevant Agent (and, if different, the Facility Agent) (or, at any time such Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace any Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(B)
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as an Agent under the Finance Documents.

(C)
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31 (Role of the Agents and the Arrangers) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(D)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.13	Confidentiality

(A)
In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(B)
If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and the relevant Agent shall not be deemed to have notice of it.

31.14	Relationship with the Lenders

(A)
Subject to Clause 29.9 (Pro rata interest settlement), and without prejudice to Clause 31.19 (The Register), each Agent may treat the person shown in the Facility Agent's record (including, for the avoidance of doubt, the Register) as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day.

(B)	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

(C)
Without prejudice to Clause 31.19 (The Register), any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and paragraph (A)(iii) of Clause 36.6 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

31.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Agent and Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)	the financial condition, status and nature of each member of the Group;

(B)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(C)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(D)
the adequacy, accuracy and/or completeness of any information provided by an Agent, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

31.16	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Parent Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

31.17	Agents' management time

Any amount payable to an Agent under Clause 20.3 (Indemnity to the Facility Agent), Clause 22 (Costs and expenses) and Clause 31.10 (Lenders' indemnity to the Agents) shall include the cost of utilising such Agent's extraordinary management time or other extraordinary resources not contemplated at the date of this Agreement (in connection with any Default, any request for or granting of a waiver or consent, or amendment to a Finance Document or the preservation or enforcement of any right arising under the Finance Documents) and will be calculated on the basis of such reasonable daily or hourly rates as such Agent may notify to the Parent Company and the Lenders, and is in addition to any fee paid or payable to such Agent under Clause 17 (Fees).

31.18	Deduction from amounts payable by the Agents

If any Party owes an amount to an Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which an Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.19	The Register

The Facility Agent, acting for these purposes solely as an agent of the Borrowers, will maintain (and make available for inspection by the Obligors and the Lenders upon reasonable prior notice at reasonable times) a register for the recordation of, and will record, the names and addresses of the Lenders and the respective amounts of the Commitments and Loans of each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding, absent manifest error, for all purposes and the Obligors, each Agent, the Lenders and each other Finance Party shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

31.20	USA Patriot Act

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identity such Obligor in accordance with the USA Patriot Act.

32.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(A)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(B)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(C)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

33.	SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(A)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the relevant Agent;

(B)
that Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(C)
the Recovering Finance Party shall, within three Business Days of demand by that Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.6 (Partial payments).

33.2	Redistribution of payments

The relevant Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 34.6 (Partial payments).

33.3	Recovering Finance Party's rights

(A)
On a distribution by an Agent under Clause 33.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(B)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (A) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

33.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(A)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 33.2 (Redistribution of payments) shall, upon request of the relevant Agent, pay to that Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(B)
that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

33.5	Exceptions

(A)
This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(B)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

34.	PAYMENT MECHANICS

34.1	Payments to each Agent

(A)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the relevant Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the relevant Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(B)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the relevant Agent specifies.

34.2	Distributions by an Agent

Each payment received by an Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor), Clause 34.4 (Clawback) and Clause 31.18 (Deduction from amounts payable by the Agents) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

34.3	Distributions to an Obligor

An Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback

(A)
Where a sum is to be paid to an Agent under the Finance Documents for another Party, an Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(B)
If an Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

34.5	Impaired Agent

(A)
If, at any time, an Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents (the "Paying Party") to that Agent in accordance with Clause 34.1 (Payments to each Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties"). In each case such payments must be made on the due date for payment under the Finance Documents.

(B)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Parties pro rata to their respective entitlements.

(C)
A Party which has made a payment in accordance with this Clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(D)
If a Lender makes a payment into a trust account pursuant to paragraph (A) above to which an Obligor is beneficially entitled, the Lender shall promptly notify the Parent Company.  Promptly upon request by the relevant Obligor, and to the extent that it has been provided with the necessary information by that Obligor, the Lender shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the relevant Obligor.

(E)
Promptly upon the appointment of a successor Agent in accordance with Clause 31.12 (Replacement of an Agent), and without prejudice to paragraph (D)  above, each Paying Party shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the Recipient Parties in accordance with Clause 34.2 (Distributions by an Agent).

34.6	Partial payments

(A)
If an Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of each Agent and Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(B)	An Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (A)(i) to (A)(iv) above.

(C)	Paragraphs (A) and (B) above will override any appropriation made by an Obligor.

34.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.8	Business Days

(A)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(B)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.9	Currency of account

(A)	Subject to paragraphs (B) to (E) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(B)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(C)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(D)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(E)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.10	Change of currency

(A)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Parent Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(B)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Parent Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

35.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36.	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(A)	in the case of the Parent Company, the Obligors' Agent and each other Original Obligor, that identified with its name below;

(B)	in the case of each Original Lender, that identified with its name below;

(C)	in the case of each other Lender and any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(D)	in the case of an Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

36.3	Delivery

(A)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(B)
Any communication or document to be made or delivered to an Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(C)	All notices from or to an Obligor shall be sent through an Agent.

(D)	Any communication or document made or delivered to the Parent Company in accordance with this Clause 36 (Notices) will be deemed to have been made or delivered to each of the Obligors.

36.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

36.5	Communication when an Agent is an Impaired Agent

If an Agent is an Impaired Agent the Parties may, instead of communicating with each other through such Agent (if and to the extent that the same is required pursuant to the terms of this Agreement), communicate with each other directly and (while such Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by such Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed unless such replacement Agent becomes an Impaired Agent.

36.6	Electronic communication

(A)
Any communication to be made between an Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if that Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(B)
Any electronic communication made between an Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to that Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

36.7	English language

(A)	Any notice given under or in connection with any Finance Document must be in English.

(B)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest or proven error, prima facie evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.	AMENDMENTS AND WAIVERS

40.1	Required consents

(A)
Subject to Clause 40.2 (Exceptions) and Clause 40.4 (Exclusion of Commitments of Defaulting Lender) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(B)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40 (Amendments and waivers).

40.2	Exceptions

(A)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment;

(v)	a change to the Borrowers or Guarantors other than in accordance with Clause 30 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.3 (Finance Parties' rights and obligations), Clause 29 (Changes to the Lenders) or this Clause 40 (Amendments and waivers); or

(viii)	the nature or scope of the guarantee and indemnity granted by the Parent Company (and any Newco, if applicable) under Clause 23 (Guarantee and indemnity).

shall not be made without the prior consent of all the Lenders. This provision is subject to Clause 40.3 (Disenfranchisement of Defaulting Lenders) and Clause 40.4 (Exclusion of Commitments of Defaulting Lender).

(B)	An amendment or waiver which relates to the rights or obligations of an Agent or Arranger may not be effected without the consent of that Agent or Arranger.

40.3	Disenfranchisement of Defaulting Lenders

(A)
Subject to paragraph (C) below, for so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, without limitation, unanimity) of the Total Commitments or whether the approval of all Lenders has been obtained in relation to any request for a consent, waiver, amendment or other vote under the Finance Documents:

(i)	that Defaulting Lender's Commitments will be reduced by the amount of its Available Commitments; and

(ii)	that Defaulting Lender will not be treated as a Lender for the purposes of paragraph (A) of Clause 40.2 (Exceptions) if it has no participation in an outstanding Loan.

(B)	Subject to paragraph (C) below, for the purposes of this Clause 40.3, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified any Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

(C)
For the avoidance of doubt nothing in this Clause 40.3 or otherwise shall relieve, reduce or affect any obligation of a Defaulting Lender under Clauses 7.3 (Repayment) or 33 (Sharing among the Finance Parties) or any other obligation owed by such Defaulting Lender to a Finance Party and the Commitments, and participations in any Loan, of a Defaulting Lender shall not be reduced or excluded for the purposes of any calculation to that extent.

40.4	Exclusion of Commitments of Defaulting Lender

Subject to paragraph (C) of Clause 40.3 (Disenfranchisement of Defaulting Lenders), if any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under this Agreement within five Business Days (or any longer period for response expressly stipulated by the Parent Company in or in relation to the relevant consent, waiver or amendment request ) of that request being made:

(A)
its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of the Total Commitments has been obtained to approve that request; and

(B)	it will not count as a Lender for the purposes of Clause 40.2 (Exceptions).

40.5	Replacement of Defaulting Lender

(A)	The Parent Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving not less than five Business Days' prior written notice to the Facility Agent and such Lender:

(i)
replace such Lender (and, as applicable, any Affiliate of that Lender which is a Swingline Lender) by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer (and, as applicable, procure the transfer of) pursuant to and in accordance with Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations (and, as applicable, the rights and obligations of any Affiliate of that Lender which is a Swingline Lender) under this Agreement;

(ii)
require such Lender to (and to the extent permitted by law such Lender shall) transfer (and, as applicable, procure the transfer of) pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Facility Commitment of the Lender, including for the avoidance of doubt any undrawn Swingline Commitment of that Lender and (as applicable) of any Affiliate of that Lender which is a Swingline Lender; or

(iii)
require such Lender to (and to the extent permitted by law such Lender shall) transfer (and, as applicable, procure the transfer of) pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility, including for the avoidance of doubt the Swingline Facility, and (as applicable) the rights and obligations of any Affiliate of that Lender which is a Swingline Lender in respect of the Swingline Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Parent Company, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (and, as applicable, its Affiliate which is a Swingline Lender) in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's (and, as applicable, its Affiliate's which is a Swingline Lender) participation in the outstanding Utilisations and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 29.9 (Pro-rata interest settlement) Break Costs and other amounts payable thereto under the Finance Documents, or such other purchase price as may be agreed by the Defaulting Lender with the Replacement Lender and the Parent Company.

(B)
Each Lender hereby instructs the Facility Agent to execute on its behalf any Transfer Certificate which is required to give effect to the terms of this Clause if that Lender is a Defaulting Lender due to the occurrence of an Insolvency Event.

(C)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Parent Company shall have no right to replace an Agent;

(ii)	neither an Agent nor the Defaulting Lender shall have any obligation to the Parent Company to find a Replacement Lender; and

(iii)
in no event shall the Defaulting Lender (or, as applicable, its Affiliate which is a Swingline Lender) be required to pay or surrender to such Replacement Lender any of the fees received by the Defaulting Lender (or, as applicable, its Affiliate which is a Swingline Lender) pursuant to the Finance Documents.

40.6	Replacement of Non-Consenting Lender

(A)
If at any time any Lender becomes a Non-Consenting Lender (as defined in paragraph (C) below), then the Parent Company may, on five Business Days prior written notice to the Facility Agent and such Lender:

(i)	cancel the Commitment of the Non-Consenting Lender at the next interest payment or rollover date; or

(ii)
require such Lender to (and such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to another Lender (a "Replacement Lender") which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participations on the same basis as the transferring Lender) in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(B)	The replacement of a Lender pursuant to this Clause 40.6 shall be subject to the following conditions:

(i)	the Parent Company shall have no right to replace the Facility Agent;

(ii)	neither the Facility Agent nor the Lender shall have any obligation to the Parent Company to find a Replacement Lender;

(iii)
in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than ten Business Days after the date the Non-Consenting Lender notifies the Parent Company and the Facility Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Parent Company; and

(iv)	in no event shall the Lender replaced under this Clause 40.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(C)	In the event that:

(i)	the Parent Company or the Facility Agent (at the request of the Parent Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(ii)	the waiver or amendment in question requires the consent of all the Lenders; and

(iii)
Lenders whose Commitments aggregate 85 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 85 per cent. or more of the Total Commitments prior to that reduction) have consented to such waiver or amendment, then any Lender who has declined or failed to consent or provide approval by the later of (a) the date nominated by the Facility Agent in the request to the Lenders as a deadline for response, and (b) three Business Days after such 85 per cent. Lender approval or consent has been received, shall be deemed a "Non-Consenting Lender".

40.7	No split voting

In relation to any consent or exercise of discretion in connection with any waiver, amendment or otherwise by any Lender under or in connection with a Finance Document, such Lender shall only be entitled to a single vote representing, as the case may be, its Commitment and/or participations in the Loans and shall not be entitled to split such vote.

41.	CONFIDENTIALITY

41.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(A)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall reasonably consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (A) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(B)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (C) of Clause 31.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)
to whom and to the extent that information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.8 (Security over Lenders' rights);

(vii)
to whom and to the extent that information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes concerning the Finance Documents;

(viii)	who is a Party; or

(ix)	with the prior written consent of the Parent Company;

in each case, such Confidential Information as that Finance Party shall reasonably consider appropriate if:

(a)
in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(b)
in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(c)
in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that in the case of paragraph (v) only there shall be no requirement to so inform if, in the reasonable opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(C)
to any person appointed by that Finance Party or by a person to whom paragraph (B)(i) or paragraph (B)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including, without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (C) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent Company and the relevant Finance Party; and

(D)
to any rating agency (including its professional advisers), such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents.

41.3	Disclosure to numbering service providers

(A)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facilities;

(ix)	type of Facilities;

(x)	ranking of Facilities;

(xi)	Termination Date for Facilities;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Parent Company to be disclosable expressly for the purposes of this Clause 41.3,

to enable such numbering service provider to prove its usual syndicated loan numbering identification services.

(B)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of the numbering service provider.

(C)	The Facility Agent shall notify the Parent Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

(D)	Each Obligor represents that none of the information set out in paragraphs (A)(i) to (A)(xiii) above is, nor will at any time be, unpublished price sensitive information.

41.4	Entire agreement

This Clause 41 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent Company:

(A)
in advance of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (B)(v) (except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function) and paragraph (B)(vii), in each case of Clause 41.2 (Disclosure of Confidential Information); and

(B)	promptly upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41 (Confidentiality).

41.7	Continuing obligations

The obligations in this Clause 41 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 24 months from the earlier of:

(A)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(B)	the date on which such Finance Party otherwise ceases to be a Finance Party.

42.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

43.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44.	ENFORCEMENT

44.1	Jurisdiction

(A)
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(B)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

44.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(A)	irrevocably appoints the Obligors' Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(B)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned,

and the Obligors' Agent hereby accepts such appointment on the terms of this Clause 44.2.

44.3	Waiver of jury trial

Each of the Parties to this Agreement irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any of the Finance Documents.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE PARTIES

PART I
THE OBLIGORS

The Original Borrowers	Registration number (or equivalent, if any)	Country / state of incorporation

Shire PLC	99854	Jersey

Shire Global Finance	05418960	England and Wales

Shire Biopharmaceuticals Holdings	05492592	England and Wales

Shire Holdings Europe No. 2 S.à r.l.	B138468	Luxembourg

Shire Holdings Luxembourg S.à r.l.	B153625	Luxembourg

Shire AG	CH-170.3.034.425-7	Switzerland

The Original Guarantor	Registration number (or equivalent, if any)	Country / state of incorporation

Shire PLC	99854	Jersey

PART II
THE ORIGINAL REVOLVING LENDERS

Name of Original Revolving Lender	Revolving Facility Commitment (US$)	Facility Office	Treaty Passport Number1	Jurisdiction of Tax Residence2
Abbey National Treasury Services Plc (trading as Santander Global Banking and Markets)	150,000,000
Bank of America, N.A.	150,000,000	5 Canada Square Canary Wharf London E14 5AQ		United States of America
Barclays Bank PLC	150,000,000	5 The North Colonnade Canary Wharf London E14 4BB		United Kingdom
Citibank, N.A., London Branch	150,000,000	33 Canada Sq London E14 5LB
Lloyds TSB Bank plc	150,000,000
The Royal Bank of Scotland plc	150,000,000
Credit Suisse AG, London Branch	60,000,000	One Cabot Square London E14 4QJ		Switzerland

1 If applicable.
2 If applicable.

Deutsche Bank AG, London Branch	60,000,000			Germany
Goldman Sachs Bank USA	60,000,000	200 West Street New York NY 10282 USA	013/G/0351779/DTTP	United States of America
Morgan Stanley Bank, N.A.	60,000,000
Sumitomo Mitsui Banking Corporation, Brussels Branch	60,000,000	Neo Building Rue Montoyer 51, Box 6 1000 Brussels Belgium		Japan

PART III
THE ORIGINAL DOLLAR SWINGLINE LENDERS

Name of Original Dollar Swingline Lender	Swingline Commitment (US$)	Facility Office	Treaty Passport Number3	Jurisdiction of Tax Residence4
Abbey National Treasury Services Plc (trading as Santander Global Banking and Markets)	31,250,000
Bank of America, N.A.	31,250,000	2001 Clayton Road Concord CA 94520-2405 USA		United States of America
Barclays Bank PLC	31,250,000	c/o Barclays Capital Services LLC Global Services Unit as US Dollar Funding Administrator 10th Floor 70 Hudson Street Jersey City NJ 07302, USA		United Kingdom
Citibank, N.A.	31,250,000	399 Park Avenue 16th Floor S NY NY 10043 Tel. No. 001 302 894 6052 Fax. No. 001 212 994 0847		United States of America

3 If applicable.
4 If applicable.

Lloyds TSB Bank plc	31,250,000
The Royal Bank of Scotland plc	31,250,000
Credit Suisse AG, Cayman Islands Branch	12,500,000	Eleven Madison Avenue New York NY 10010 USA		Switzerland
Deutsche Bank AG, New York Branch	12,500,000		7/D/70006/DTTP	Germany
Goldman Sachs Bank USA	12,500,000	200 West Street New York NY 10282 USA	013/G/0351779/DTTP	United States of America
Morgan Stanley Bank, N.A.	12,500,000
Sumitomo Mitsui Banking Corporation, Brussels Branch	12,500,000	Neo Building Rue Montoyer 51, Box 6 1000 Brussels Belgium		Japan

PART IV
THE ORIGINAL EURO SWINGLINE LENDERS

Name of Original Euro Swingline Lender	Swingline Commitment (US$)	Facility Office	Treaty Passport Number5	Jurisdiction of Tax Residence6
Abbey National Treasury Services Plc (trading as Santander Global Banking and Markets)	31,250,000
Bank of America, N.A.	31,250,000	5 Canada Square Canary Wharf London E14 5AQ		United States of America
Barclays Bank PLC	31,250,000	5 The North Colonnade Canary Wharf London E14 4BB		United Kingdom
Citibank, N.A., London Branch	31,250,000	33 Canada Sq London E14 5LB
Lloyds TSB Bank plc	31,250,000
The Royal Bank of Scotland plc	31,250,000
Credit Suisse AG, London Branch	12,500,000	One Cabot Square London E14 4QJ		Switzerland
Deutsche Bank AG, London Branch	12,500,000			Germany

5 If applicable.
6 If applicable.

Goldman Sachs Bank USA	12,500,000	200 West Street New York NY 10282 USA	013/G/0351779/DTTP	United States of America
Morgan Stanley Bank, N.A.	12,500,000
Sumitomo Mitsui Banking Corporation, Brussels Branch	12,500,000	Neo Building Rue Montoyer 51, Box 6 1000 Brussels Belgium		Japan

SCHEDULE 2
CONDITIONS PRECEDENT

PART I
CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the board of directors (or a duly appointed committee of the board of directors) of:

(i)	each Original Obligor (other than the Parent Company):

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(ii)
in the case of the Parent Company, resolving in writing to delegate all powers, authorities and discretions of the Parent Company in relation to the negotiation and entry into this Agreement and all documents and matters related, ancillary or incidental thereto, to a named delegate, with full powers of sub-delegation, and confirming that signature of any document by such delegate constitutes conclusive evidence of its approval by him (together with, in the case of any such sub-delegation, written confirmation by the delegate of such sub-delegation to a named sub-delegate or sub-delegates, and confirming that signature of any document by such sub-delegate constitutes conclusive evidence of its approval by him).

(c)	For each Original Obligor which is a Luxembourg Obligor:

(i)	an up-to-date excerpt (or similar document) for each Original Obligor from the relevant trade register (or similar register); and

(ii)
an up-to-date certificate (or similar document) for each Original Obligor from the competent public authorities stating that the relevant Original Obligor has not been declared bankrupt or made subject to any reorganisation (or similar) measures.

(d)	For each Original Obligor which is a Swiss Obligor, an up-to-date certified excerpt for each such Original Obligor from the relevant commercial register

(e)	An extract from a resolution of the board of directors of each Original Obligor evidencing due appointment of the committee of the board of directors referred to in paragraph (b) above, if applicable.

(f)
A copy of a resolution of all shareholders of each Original Obligor which is a Swiss Obligor unanimously approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and unanimously resolving that it execute the Finance Documents to which it is a party.

(g)	[INTENTIONALLY LEFT BLANK]

(h)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(i)
A certificate of the Parent Company (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(j)
A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions

(a)	A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agents in England.

(b)	A legal opinion of Niederer Kraft & Frey AG, legal advisers to the Arrangers and the Agents in Switzerland.

(c)	A legal opinion of Ogier, legal advisers to the Arrangers and the Agents in Jersey.

(d)	A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agents in Luxembourg.

3.	Other documents and evidence

(a)	Duly executed Fee Letters and this Agreement.

(b)	Evidence that any agent for service of process referred to in Clause 44.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(c)	The Original Financial Statements and interim financial statements of the Parent Company.

(d)
Evidence that the fees, costs and expenses then due from the Parent Company pursuant to Clause 17 (Fees) and Clause 22 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(e)	Any information that is requested by a Finance Party (acting reasonably) to ensure compliance with applicable "know your customer" requirements.

(f)
Evidence that all outstanding amounts (if any) under the 2007 Agreement have been paid or will be paid on or prior to the first Utilisation Date and that the facilities under the 2007 Agreement have been or will be irrevocably cancelled on or prior to the first Utilisation Date.

(g)
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary or desirable (if it has notified the Parent Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(h)	Evidence that the annual accounts for year ending 2009 for Shire Holdings Europe No. 2 S.à r.l. have been filed with the Luxembourg Register of Commerce and Companies.

PART II
CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Accession letter, duly executed by the Additional Obligor and the Parent Company.

2.	A copy of the constitutional documents of the Additional Obligor.

3.
If the Additional Obligor is a US Obligor, a copy of a good standing certificate (including verification of tax status) with respect to the Additional Obligor, issued as of a recent date by the secretary of state or other appropriate official of the Additional Obligor's jurisdiction of incorporation or organisation.

4.	A copy of a resolution of the board of directors (or a duly appointed committee of the board of directors) of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6.
A certificate of the Additional Obligor (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the total commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.
A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the accession letter or for the validity and enforceability of any Finance Document.

9.	If available, the latest audited financial statements of the Additional Obligor.

10.	A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agents in England.

11.	If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and the Agents or the Parent

Company, as the case may be, in the jurisdiction in which the Additional Obligor is incorporated.

12.
If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the agent for service of process specified in Clause 44.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

13.	Any information that is requested by a Finance Party (acting reasonably) to ensure compliance with applicable “know your customer” requirements.

SCHEDULE 3
REQUESTS

PART I
UTILISATION REQUEST – REVOLVING LOAN

From:	[Borrower]/[[Parent Company]/[Obligors' Agent] on behalf of [Borrower] as Borrower]]

To:	[Facility Agent]

Dated:

Dear Sirs

Shire PLC – US$ 1,200,000,000 Multi-Currency Facilities Agreement
dated [   ] November 2010 (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Revolving Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	Revolving Facility

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period	[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.
[We confirm that the fees, costs and expenses due from the Parent Company pursuant to Clause 17 (Fees) and Clause 22 (Costs and expenses) of the Agreement have been paid, or if not, will be paid out of the amount specified in paragraph 2 above]*

5.	The proceeds of this Revolving Loan should be credited to [account].

6.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
Authorised signatory for
[Name of relevant Borrower]/
[[Parent Company]/[Obligors' Agent] on behalf of [Borrower] as Borrower]]

* To be included in the first Utilisation Request

PART II
UTILISATION REQUEST – SWINGLINE LOAN

From:	[Borrower]/[[Parent Company]/[Obligors' Agent] on behalf of [Borrower] as Borrower]]

To:	[Swingline Agent]

Dated:

Dear Sirs

Shire PLC – US$ 1,200,000,000 Multi-Currency Facilities Agreement
dated [   ] November 2010 (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Swingline Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	Swingline Facility

Currency of Loan:	[ ]

[Base Currency] Amount:7	[ ] or, if less, the Available Facility

Interest Period	[ ]

3.	We confirm that each condition specified in Clause 6.4 (Swingline Lenders' participation) of the agreement is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Swingline Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
Authorised signatory for

7  For Euro Swingline Loans, this will be an amount in euro (and the relevant Agent will notify the Base Currency Amount per Clause 6.4 (Swingline Lenders’ participation)).  For Dollar Swingline Loans, this will be a Base Currency Amount.

[Name of relevant Borrower]/
[[Parent Company]/[Obligors' Agent] on behalf of [Borrower] as Borrower]]

SCHEDULE 4
MANDATORY COST FORMULAE

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost rates (weighted in proportion to the percentage participation of each Lender in the relevant loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)	in relation to a sterling Loan:

AB + C(B - D) + E x 0.01 100 - (A + C)	per cent. per annum

(b)	in relation to a Loan in any currency other than sterling:

E x 0.01 300	per cent. per annum.

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (A) of Clause 14.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.
The Facility Agent may from time to time, after consultation with the Parent Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions), such changes being consistent with any generally accepted conventions and market practice in the Relevant Interbank Market, and any such determination shall, in the absence of manifest or proven error, be conclusive and binding on all Parties.

SCHEDULE 5
PART I
FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Facility Agent

[       ] as the Parent Company, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Shire PLC - US$ 1,200,000,000 Multi-Currency
Facilities Agreement dated [   ] November 2010 (the “Agreement”)

1.
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 29.6 (Procedure for assignment).

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitments and participations in Loans under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (C) of Clause 29.4 (Limitation of responsibility of Existing Lenders).

7.
The New Lender confirms that [it is [a UK Qualifying Lender,] [an Irish Qualifying Lender,] [a US Qualifying Lender,] [a Swiss Qualifying Lender] [and a Luxembourg Qualifying Lender]] [and it is not a [a UK Qualifying Lender,] [an Irish Qualifying Lender,]

[a US Qualifying Lender,] [a Swiss Qualifying Lender] [or a Luxembourg Qualifying Lender]].8

8.	The New Lender confirms that it is not a Defaulting Lender.

9.	The New Lender confirms that it is a Qualifying Bank at the date this Assignment Agreement becomes effective.

10.	The New Lender confirms that it is [not]9 an Acceptable Bank.

11.
[The New Lender confirms that it is a UK Treaty Lender that holds a passport under the HMRC DT Treaty Passport Scheme (reference number [         ]), so that interest payable to it by a UK Borrower is generally subject to full exemption from UK withholding tax and its jurisdiction of Tax residence is [          ] and notifies the Parent Company that:

(a)
each UK Borrower which is a Party as a UK Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to Clause 2 (The Facilities) of the Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(b)
each Additional Borrower which is a UK Borrower and which becomes an Additional Borrower after the Transfer Date must make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]10

12.
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 29.7 (Copy of Assignment Agreement, Transfer Certificate, Increase Confirmation to Parent Company), to the Parent Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

13.	The Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

13.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

8  Delete/amend as applicable.  Note that, pursuant to paragraph (C) of Clause 18.2 (Tax gross-up), the New Lender must confirm whether or not it is a UK Qualifying Lender, an Irish Qualifying Lender, a US Qualifying Lender, a Swiss Qualifying Lender and a Luxembourg Qualifying Lender.

9   Include/delete as applicable.

10 This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport Scheme and wishes that scheme to apply to this Agreement.  A copy of the Transfer Certificate must be sent to the Parent Company at the same time as the Facility Agent.

14.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, email address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

Branch: [ ]	Branch MEI: [ ]

By:	By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [   ].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

Facility Agent MEI: [  ]

By:

SCHEDULE 5
PART II
FORM OF TRANSFER CERTIFICATE

To:	[ ] as Facility Agent

[            ] as the Parent Company, for and on behalf of each Obligor

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

Shire PLC – US$ 1,200,000,000 Multi-Currency Facilities Agreement
dated [   ] November 2010 (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 29.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 29.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (C) of Clause 29.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.
The New Lender confirms that [it is [a UK Qualifying Lender,] [an Irish Qualifying Lender,] [a US Qualifying Lender,] [a Swiss Qualifying Lender] [and a Luxembourg Qualifying Lender]] [and it is not [a UK Qualifying Lender,] [an Irish Qualifying Lender,]

[a US Qualifying Lender,] [a Swiss Qualifying Lender] [or a Luxembourg Qualifying Lender].11

5.	The New Lender confirms that it is not a Defaulting Lender.

6.	The New Lender confirms that it is a Qualifying Bank at the date this Transfer Certificate becomes effective.

7.	The New Lender confirms that it is [not]12 an Acceptable Bank.

8.
[The New Lender confirms that it is a UK Treaty Lender that holds a passport under the HMRC DT Treaty Passport Scheme (reference number [         ]), so that interest payable to it by a UK Borrower is generally subject to full exemption from UK withholding tax and its jurisdiction of Tax residence is [          ] and notifies the Parent Company that:

(a)
each UK Borrower which is a Party as a UK Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to Clause 2 (The Facilities) of the Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(b)
each Additional Borrower which is a UK Borrower and which becomes an Additional Borrower after the Transfer Date must make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]13

9.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

10.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

11 Delete/amend as appropriate.  Note that, pursuant to paragraph (C) of Clause 18.2 (Tax gross-up), the New Lender must confirm whether or not it is a UK Qualifying Lender, an Irish Qualifying Lender, a US Qualifying Lender, a Swiss Qualifying Lender, a Luxembourg Qualifying Lender

12 Include/delete as applicable.

13 This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport Scheme and wishes that scheme to apply to this Agreement.  A copy of the Increase Confirmation must be sent to the Parent Company at the same time as the Facility Agent.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, email address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

Branch: [ ]	Branch: [ ]

Branch MEI: [ ]	Branch MEI: [ ]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [           ].

[Facility Agent]

Facility Agent MEI: [  ]

By:

SCHEDULE 6
FORM OF ACCESSION LETTER

To:	[ ] as Facility Agent

From:	[Subsidiary] [Top Newco] and [Parent Company]/[[Obligors' Agent] on behalf of [Subsidiary] [Top Newco] and [Parent Company]]

Dated:

Dear Sirs

Shire PLC – US$ 1,200,000,000 Multi-Currency Facilities Agreement
dated [   ] November 2010 (the "Agreement")

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.
[Subsidiary] [Top Newco] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the Terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [30.2 (Additional Borrowers)]/[Clause 30.4 (Additional Guarantors)] of the Agreement. [Subsidiary] [Top Newco] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Subsidiary's] [Top Newco’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[5.	This [Guarantor] Accession Letter is entered into by a deed.]

[[Parent Company]	[[Subsidiary] [Top Newco]

By:]	By:]

SCHEDULE 7
FORM OF RESIGNATION LETTER

To:	[ ] as Facility Agent

From:	[resigning Obligor] and [Parent Company]/[[Obligors' Agent] on behalf of [resigning Obligor] and [Parent Company]]

Dated:

Dear Sirs

Shire PLC – US$ 1,200,000,000 Multi-Currency Facilities Agreement
dated [   ] November 2010 (the "Agreement")

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to [Clause 30.3 (Resignation of a Borrower)]/[Clause 30.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or will result from the acceptance of this Resignation Letter; and

(b)	[ ]

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[[Parent Company]	[[resigning Obligor]

By:]	By:]

[or]

[[Obligors' Agent] on behalf of [resigning Obligor] and [Parent Company]

By:]

SCHEDULE 8
FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Facility Agent

From:	[Parent Company]

Dated:

Dear Sirs

Shire PLC – US$ 1,200,000,000 Multi-Currency Facilities Agreement
dated [   ] November 2010 (the "Agreement")

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

[Insert details of financial covenants and whether the Parent Company is in compliance with those covenants]

3.	[We confirm that no Default is continuing.]

4.	We confirm that the ratio of Net Debt to EBITDA is [ ]:1, and that therefore the Margin should be [ ] per cent..

Signed:.……………………..	Signed:.……………………..

Authorised signatory	Authorised signatory

of	of

[Parent Company]	[Parent Company]

SCHEDULE 9
EXISTING SECURITY

Name of member of the Group	Security	Total Principal Amount of Indebtedness Secured
Pharma International Insurance Limited	Collateral against letters of credit	US$ 9,200,000

SCHEDULE 10
EXISTING LOANS

Name of member of the Group	Loan	Total Principal Amount of Existing Loans
None

SCHEDULE 11
EXISTING FINANCIAL INDEBTEDNESS

Name of member of the Group	Financial Indebtedness	Total Principal Amount of Existing Financial Indebtedness
Pharma International Insurance Limited	Counter indemnity obligations related to bank issued letters of credit	US$ 9,200,000
Shire Italy S.p.A.	Counter indemnity obligations related to bank issued guarantees	EUR 8,269,000
Shire HGT Inc.	US property capital lease	US$ 7,300,000

SCHEDULE 12
FORM OF CONFIDENTIALITY UNDERTAKING

CONFIDENTIALITY AGREEMENT

DATED:

PARTIES:

(1)	[ ] ("Discloser"); and

(2)	[ ] ("Recipient").

RECITALS:

The Discloser is willing to disclose to the Recipient and the Recipient wishes to receive certain Confidential Information (as defined below) for the Purpose (as defined below) on the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS:

1.	DEFINITIONS

1.2	In this Agreement:

“Affiliates”
means any company or other entity which directly or indirectly controls, is controlled by or is under common control with a Party, where 'control' means the ownership of more than 50 per cent. of the issued share capital or other equity interest or the legal power to direct or cause the direction of the general management and policies of such Party, company or other entity;

“Confidential Information”	means all information, data and any other material relating to Shire's and its Affiliates' business, projects or products, being information:

(i)
disclosed by the Discloser or its Representatives to the Recipient or its Representatives or acquired directly or indirectly from the Discloser or its Representatives by the Recipient or its Representatives in each case for the purposes of or in connection with the Purpose and whether in written, electronic, oral, visual or other form;

(ii)	generated by way of any analysis, compilations, data studies or other documents prepared by the Recipient or its Representatives containing, reflecting or based in whole or in part on information referred to in (i) above; and

(iii)	regarding the existence, nature or status of any discussions between the Parties or their Representatives with respect to the Purpose, including the existence and terms of this Agreement;

Confidential Information shall not include information, data and any other material that:

(a)	is public knowledge at the time of disclosure under this Agreement or which subsequently becomes public knowledge (other than as a result of a breach of this Agreement or other fault on the part of the Recipient or its Representatives); or

(b)	was lawfully in the possession of the Recipient or its Representatives prior to its disclosure under this Agreement or which subsequently comes into its or their possession from a third party (to the best of its or their knowledge having made due enquiry, otherwise than in breach of any obligation of confidentiality owed to the Discloser or its Representatives, either directly or indirectly);

“Party” and “Parties”	means respectively the Discloser or the Recipient or, as the case may be, both such parties;

“Purpose”	means the use of the Confidential Information to allow [the Parties to discuss the possibility of the Recipient acquiring] / [the Recipient to acquire] an interest in a financial facility to Shire;

“Representatives”	means the Affiliates of each Party and the directors, officers, employees, agents, representatives, attorneys and advisors of each Party and each Party's Affiliates; and

“Shire”	means Shire PLC, a company incorporated in Jersey under the Companies (Jersey) Law 1991 with registered number 99854.

1.2	In this Agreement, unless the context otherwise requires:

(A)	references to "persons" includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(B)	the headings are inserted for convenience only and do not affect the construction of the Agreement;

(C)	references to one gender includes both genders; and

(D)	a "Party" includes references to that party's successors and permitted assigns.

2.	USE AND NON-DISCLOSURE

2.1
Subject to the terms of this Agreement, in consideration of the disclosure of the Confidential Information by or on behalf of the Discloser to the Recipient or its Representatives, the Recipient undertakes:

(A)	not to use the Confidential Information nor allow it to be used by its Representatives for any purpose other than the Purpose and to cease to use it upon request by the Discloser;

(B)
to treat and maintain the Confidential Information in strict confidence and not to directly or indirectly communicate or disclose it in any way to any other person without the Discloser's express prior written consent, except to such of the Recipient's Representatives who reasonably require access to the Confidential Information for the Purpose and who are notified of the terms of this Agreement and who owe a duty of confidence to the Recipient in respect the Confidential Information;

(C)
to assume responsibility and liability for any breach of the terms of this Agreement by any of the Recipient's Representatives (or actions which would amount to such a breach if the same were party to this Agreement) who have access to the Confidential Information; and

(D)
to take all reasonable measures and appropriate safeguards commensurate with those which the Recipient employs for the protection of its confidential information (and to procure that all such steps are taken by its Representatives) to maintain the confidentiality of the Confidential Information, to copy the Confidential Information only to the extent reasonably necessary to achieve the Purpose and not to permit unsupervised copying of the Confidential Information.

2.2	No disclosure or announcement to any third party of the Confidential Information may be made by the Recipient or on its behalf except where:

(A)	such disclosure is compelled by a court of law, statute, regulation or securities exchange;

(B)	the Discloser has, where practicable, been given sufficient written notice in advance to enable it to seek protection or confidential treatment of such Confidential Information; and

(C)	such disclosure is limited to the extent actually so required.

3.	RIGHTS TO CONFIDENTIAL INFORMATION

3.1
The Recipient acknowledges that nothing in this Agreement is intended to amount to or implies any transfer, licence or other grant of rights in relation to the Confidential Information or any other patents, design rights, trade marks, copyrights or other intellectual property rights owned or used by the Discloser.

3.2
The Discloser and its Representatives give no warranty as to the completeness, sufficiency or accuracy of the Confidential Information and accept no liability howsoever arising from the Recipient's or its Representatives' use of the Confidential Information. Accordingly, neither the Discloser nor its Representatives shall be liable for any direct, indirect or consequential loss or damage suffered by any person howsoever arising, whether in contract or tort, as a result of relying on any statement contained in or omitted from the Confidential Information. For the avoidance of doubt this clause is without prejudice to the express terms of any agreement entered into by the Discloser and/or its Representatives in connection with the Purpose.

3.3
Nothing in this Agreement shall be or be construed as being an agreement between the Parties or any of their respective Affiliates to enter into any arrangement or further agreement relating to the subject matter of this Agreement, any such arrangement or agreement being the subject of separate negotiations.

3.4
The Recipient acknowledges and agrees that all Confidential Information and all copies thereof shall be and remain the exclusive property of the Discloser. The Recipient shall or shall procure, on the Discloser's request and at the Discloser's option, either the destruction or return of the Confidential Information, without retaining any copies, extracts or other reproductions in whole or in part thereof other than to the extent required to be retained for legal or regulatory purposes (in respect of which the Recipient shall remain under an ongoing duty of confidence). On the Discloser's request, all Confidential Information comprising analyses, compilations, data studies or other documents prepared by the Recipient or its Representatives containing or based in whole or in part on the Confidential Information received from the Discloser or reflecting the Recipient's view of such Confidential Information shall be destroyed by the Recipient save to the extent required to be retained for legal or regulatory purposes (in respect of which the Recipient shall remain under an ongoing duty of confidence). Upon request, such return and/or destruction shall be certified in writing to the Discloser by an authorised officer of the Recipient supervising such destruction or return.

4.	REMEDIES

Due to the proprietary nature of the Confidential Information, the Parties understand and agree that the Discloser or its Affiliates may suffer irreparable harm in the event that the Recipient fails to comply with any of the obligations contained herein and that monetary damages alone may not be an adequate remedy to compensate the Discloser or its Affiliates for such breach. Accordingly, the Parties agree that the Discloser or any of its Affiliates, as appropriate, shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of the obligations contained in this Agreement.

5.	DURATION

The term of this Agreement shall be for a period of three years from the date of disclosure under this Agreement.

6.	OTHER PROVISIONS

6.1	Any variation to this Agreement is only valid if it is in writing and signed by or on behalf of each Party.

6.2	This Agreement may not be assigned by a Party without the prior written consent of the other Party.

6.3
Any delay or failure by the Discloser in exercising any right, power or privilege under this Agreement shall not constitute a waiver of such right, power or privilege nor shall any single or partial exercise preclude any future exercise.

6.4
The rights and remedies of each of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.

6.5
The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

6.6
A person who is not a party to this Agreement other than the Discloser's Affiliate shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms. Notwithstanding the foregoing, this Agreement may be varied or terminated by agreement in writing between the Parties or this Agreement may be rescinded (in each case) without the consent of any such Affiliates.

6.7
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of the Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

6.8
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and subject to the exclusive jurisdiction of the English courts.

Signed for and on behalf of [ ]	) ) )	……………………………… Signature

……………………………… Print Name

……………………………… Print Title

Signed for and on behalf of [ ]	) ) )	……………………………… Signature

……………………………… Print Name

……………………………… Print Title

SCHEDULE 13
TIMETABLES

Revolving Loans

	Loans in euro	Loans in domestic sterling	Loans in dollars	Loans in other currencies
Facility Agent notifies the Parent Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	-	-		U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 2.00pm (Brussels time)	U 9.30am	U-2 2.00pm	U-3 2.00pm

Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation)	U-3 3.30pm (Brussels time)	U 10.00am	U-2 3.30pm	U-3 3.30pm

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	U-3 5.00pm (Brussels time)	U 10.30am	U-2 3.30pm	U-3 5.00pm

LIBOR or EURIBOR is fixed	Quotation Day as of 11.00am (London time) in respect of LIBOR and as of 11.00am (Brussels time) in respect of EURIBOR	Quotation Day as of 11.00am	Quotation Day as of 11.00am	Quotation Day as of 11.00am

Swingline Loans
	Loans in euro	Loans in dollars
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Swingline Loans))	U 10.00am	U 11.00am (New York time)
Swingline Agent determines (in relation to a Utilisation) the Base Currency Amount of the Swingline Loan, if required under Clause 6.4 (Swingline Lenders' participation) and notifies each Swingline Lender of the amount of its participation in the Swingline Loan under Clause 6.4 (Swingline Lenders' participation)
	U 11.00am	U 1.00pm (New York time)

“U” = date of utilisation

“U - X” = X Business Days or, in the case of Loans in euro, TARGET Days, prior to date of Utilisation

SCHEDULE 14
FORM OF INCREASE CONFIRMATION

To:	[	] as Facility Agent

[Parent Company]/[[Obligors' Agent] as Obligors' Agent], for and on behalf of each Obligor

From:	[Increase Lender] (the "Increase Lender")

Dated:

Dear Sirs,

Shire PLC – US$ 1,200,000,000 Multi-Currency
Facilities Agreement dated [   ] November 2010 (the "Agreement")

1.
We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase).

3.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the schedule (the "Relevant Commitment") as if it was an Original Lender under the Agreement.

4.	The proposed date on which the Increase in relation to the Increase Lender and the relevant Commitment is to take effect (the "Increase Date") is [insert date].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (F) of Clause 2.2 (Increase).

8.	The Increase Lender confirms that it is:

(a)
[[a UK Qualifying Lender,] [an Irish Qualifying Lender,] [a US Qualifying Lender,] [a Swiss Qualifying Lender] [and] [a Luxembourg Qualifying Lender] and it is not [a UK Qualifying Lender] [an Irish Qualifying Lender] [a US Qualifying Lender] [a Swiss Qualifying Lender] [and a Luxembourg Qualifying Lender]; and

(b)	[a Treaty Lender with respect to [the United Kingdom,] [Ireland,] [the US,] [Switzerland] [and] [Luxembourg]].14

9.	The Increase Lender confirms that it is not a Defaulting Lender.

10.	The Increase Lender confirms that it is a Qualifying Bank at the date this Increase Confirmation becomes effective.

11.	The Increase Lender confirms that it is [not]15 an Acceptable Bank.

12.
[The Increase Lender confirms that it is a UK Treaty Lender that holds a passport under the HMRC DT Treaty Passport Scheme (reference number [           ]), so that interest payable to it by a UK Borrower is generally subject to full exemption from UK withholding tax and its jurisdiction of Tax residence is [  ] and notifies the Parent Company that:

(a)
each UK Borrower which is a Party as a UK Borrower as at the Increase Date must, to the extent that the Increase Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to Clause 2 (The Facilities) of the Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Increase Date; and

(b)
each Additional Borrower which is a UK Borrower and which becomes an Additional Borrower after the Increase Date must make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]16

13.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

14.	This Increase Confirmation and any non contractual obligations arising out of or in connection with it are governed by English law.

15.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

14 Delete/amend as applicable. Note that, pursuant to paragraph (C) of Clause 18.2 (Tax gross-up), the Increase Lender must confirm whether or not it is a UK Qualifying Lender, an Irish Qualifying Lender, a US Qualifying Lender, a Swiss Qualifying Lender and a Luxembourg Qualifying Lender.

15 Include/delete as applicable.

16 This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport Scheme and wishes that scheme to apply to this Agreement.  A copy of the Increase Confirmation must be sent to the Parent Company at the same time as the Facility Agent.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[Insert relevant details]

[Facility Office address, email address, fax number and attention details for notices and account details for payments]

[Increase Lender]

Branch:	[ ]

Branch MEI:	[ ]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [                   ].

[Facility Agent]

Facility Agent MEI:                                          [         ]

By:

SIGNATURES

The Parent Company

SHIRE PLC

By:	THOMAS GREENE

Address:	5 Riverwalk
Citywest Business Campus
Dublin 24
Ireland

Contact:	Company Secretary

Facsimile:	+44 (0)1256 894710

The Obligors' Agent

SHIRE GLOBAL FINANCE

By:	THOMAS GREENE

Address:	Hampshire International Business Park
Chineham
Basingstoke
Hampshire
RG24 8ED

Contact:	Company Secretary

Facsimile:	+44 (0)1256 894710

The Original Guarantor

SHIRE PLC

By:	THOMAS GREENE

Address:	5 Riverwalk
Citywest Business Campus
Dublin 24
Ireland

Contact:	Company Secretary

Facsimile:	+44 (0)1256 894710

The Original Borrowers

SHIRE PLC

By:	THOMAS GREENE

Address:	5 Riverwalk
Citywest Business Campus
Dublin 24
Ireland

Contact:	Company Secretary

Facsimile:	+44 (0)1256 894710

SHIRE GLOBAL FINANCE

By:	THOMAS GREENE

Address:	Hampshire International Business Park
Chineham
Basingstoke
Hampshire
RG24 8ED

Contact:	Company Secretary

Facsimile:	+44 (0)1256 894710

SHIRE BIOPHARMACEUTICALS HOLDINGS

By:	THOMAS GREENE

Address:	Hampshire International Business Park
Chineham
Basingstoke
Hampshire
RG24 8ED

Contact:	Company Secretary

Facsimile:	+44 (0)1256 894710

SHIRE HOLDINGS EUROPE NO. 2 S.À. R.L.

By:	THOMAS GREENE

Address:	7A, rue Robert Stümper
L-2557 Luxembourg
Grand Duchy of Luxembourg

Contact:	Manager

Facsimile:	+352 26 49 58 4464

SHIRE HOLDINGS LUXEMBOURG S.À. R.L.

By:	THOMAS GREENE

Address:	7A, rue Robert Stümper
L-2557 Luxembourg
Grand Duchy of Luxembourg

Contact:	Manager

Facsimile:	+352 26 49 58 4464

SHIRE AG

By:	THOMAS GREENE

Address:	Business Park Terre-Borne
Route de Crassier 7
1262 Eysins
Switzerland

Contact:	VP Legal Counsel

Facsimile:	+41 (0)22 419 4001

The Arrangers

ABBEY NATIONAL TREASURY SERVICES PLC
(TRADING AS SANTANDER GLOBAL BANKING AND MARKETS)

By:	JAMES INCHES

Address:	2 Triton Square
Regent’s Place
London
NW1 3AN

Contact:	Christian Sasse

Facsimile:	+44 (0)845 602 7786

BANC OF AMERICA SECURITIES LIMITED

By:	DAN NEGOITA

Address:	5 Canada Square
Canary Wharf
London
E14 5AQ

Contact:	Theodore Becchetti / Gautam Himatsingka

Facsimile:	+44 (0)20 7174 6218

BARCLAYS CAPITAL

By:	JANE ROME
DIRECTOR

Address:	5 The North Colonnade
Canary Wharf
London
E14 4BB

Contact:	Cliff Baylis

Facsimile:	+44 (0)20 7773 1840

CITIGROUP GLOBAL MARKETS LIMITED

By:	MICHAEL LLEWELYN-JONES

Address:	Citigroup Centre
33 Canada Square
London
E14 5LB

Contact:	Mikkel Gronlykke

Facsimile:	+44 (0)20 3364 2539

LLOYDS TSB BANK PLC

By:	WAYNE ROBINSON

Address:	Ground Floor
10 Gresham Street
London
EC2V 7AE

Contact:	Carlos Lopez

Facsimile:	+44 (0)20 7158 3477

THE ROYAL BANK OF SCOTLAND PLC

By:	GUY PARKER

Address:	135 Bishopsgate
London
EC2M 3UR

Contact:	Fuli Manoli / Gustavo Rizzo

Facsimile:	+44 (0)20 7672 6403

CREDIT SUISSE AG, LONDON BRANCH

By:	PETER STEVENS	SIOBHAN MCGRADY
MANAGING DIRECTOR	VICE PRESIDENT

Address:	One Cabot Square
London
E14 4QJ

Contact:	Garrett Lynskey / David Anthony

Facsimile:	+44 (0)20 7888 4155

DEUTSCHE BANK AG, LONDON BRANCH

By:	MICHAEL STARMER-SMITH	ALASTAIR MACDONALD

Address:	Winchester House
1 Great Winchester Street
London
EC2N 2DB

Contact:	Michael Starmer-Smith / Violaine Thouraud

Facsimile:	+44 (0)20 7545 4735

GOLDMAN SACHS INTERNATIONAL

By:	HOWARD RUSSELL

Address:	Peterborough Court
133 Fleet Street
London EC4A 2BB
United Kingdom

Contact:	Simon Mellor / Kate Dawson

Facsimile:	+44 (0)20 7552 7070

MORGAN STANLEY BANK, N.A.

By:	RYAN VETSCH
AUTHORIZED SIGNATORY

Address:	201 South Main Street
5th Floor
Salt Lake City
UT 84111-2215
USA

Contact:	Peter Gerath / Tamas Jozsa

Facsimile:	+44 (0)20 7056 3484

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	KONSTANTINOS KARABALIS
DEPUTY GENERAL MANAGER

Address:	Neo Building
Rue Montoyer 51, Box 6
1000 Brussels
Belgium

Contact:	Konstantinos Karabalis

Facsimile:	+32 2 502 0780

The Original Revolving Lenders

ABBEY NATIONAL TREASURY SERVICES PLC
(TRADING AS SANTANDER GLOBAL BANKING AND MARKETS

By:	JAMES INCHES

Address:	2 Triton Square
Regent’s Place
London
NW1 3AN

Contact:	Paul Finney

Facsimile:	+44 (0)20 7756 5826

BANK OF AMERICA, N.A.

By:	DAN NEGOITA

Address:	5 Canada Square
Canary Wharf
London
E14 5AQ

Contact:	Theodore Becchetti / Gautam Himatsingka

Facsimile:	+44 (0)20 7174 6218

BARCLAYS BANK PLC

By:	JANE ROME
DIRECTOR

Address:	5 The North Colonnade
Canary Wharf
London
E14 4BB

Contact:	Cliff Baylis

Facsimile:	+44 (0)20 7773 1840

CITIBANK, N.A., LONDON BRANCH

By:	MICHAEL LLEWELYN-JONES

Address:	Citigroup Centre
33 Canada Square
London
E14 5LB

Contact:	Mikkel Gronlykke

Facsimile:	+44 (0)20 3364 2539

LLOYDS TSB BANK PLC

By:	WAYNE ROBINSON

Address:	Ground Floor
10 Gresham Street
London
EC2V 7AE

Contact:	Carlos Lopez

Facsimile:	+44 (0)20 7158 3477

THE ROYAL BANK OF SCOTLAND PLC

By:	GUY PARKER

Address:	135 Bishopsgate
London
EC2M 3UR

Contact:	Fuli Manoli / Gustavo Rizzo

Facsimile:	+44 (0)20 7672 6403

CREDIT SUISSE AG, LONDON BRANCH

By:	PETER STEVENS	SIOBHAN MCGRADY
MANAGING DIRECTOR	VICE PRESIDENT

Address:	One Cabot Square
London
E14 4QJ

Contact:	Garrett Lynskey / David Anthony

Facsimile:	+44 (0)20 7888 4155

DEUTSCHE BANK AG, LONDON BRANCH

By:	MICHAEL STARMER-SMITH	ALASTAIR MACDONALD

Address:	Winchester House
1 Great Winchester Street
London
EC2N 2DB

Contact:	Michael Starmer-Smith / Violaine Thouraud

Facsimile:	+44 (0)20 7545 4735

GOLDMAN SACHS BANK USA

By:	HOWARD RUSSELL

Address:	c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
United Kingdom

Contact:	Simon Mellor / Kate Dawson

Facsimile:	+44 (0)20 7552 7070

MORGAN STANLEY BANK, N.A.

By:	RYAN VETSCH
AUTHORIZED SIGNATORY

Address:	201 South Main Street
5th Floor
Salt Lake City
UT 84111-2215
USA

Contact:	Peter Gerath / Tamas Jozsa

Facsimile:	+44 (0)20 7056 3484

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	KONSTANTINOS KARABALIS
DEPUTY GENERAL MANAGER

Address:	Neo Building
Rue Montoyer 51, Box 6
1000 Brussels
Belgium

Contact:	Konstantinos Karabalis

Facsimile:	+32 2 502 0780

The Original Dollar Swingline Lenders

ABBEY NATIONAL TREASURY SERVICES PLC
(TRADING AS SANTANDER GLOBAL BANKING AND MARKETS)

By:	JAMES INCHES

Address:	Abbey National Treasury Services plc (US Branch)
400 Atlantic Street
Stamford
CT 06901
USA

Contact:	Christine Johnson / Paul Finney

Facsimile:	+44 (0)20 7756 5826

Email:	USOPS@ABBEY.COM

BANK OF AMERICA, N.A.

By:	DAN NEGOITA

Address:	2001 Clayton Road
Concord
CA 94520-2405
USA

Contact:	Petra Rubio

Facsimile:	+1 925 675 8062

BARCLAYS BANK PLC

By:	JANE ROME
DIRECTOR

Address:	c/o Barclays Capital Services LLC
Global Services Unit as US Dollar Funding Administrator
10th Floor
70 Hudson Street
Jersey City
NJ 07302, USA

Contact:	Diane Ching / Joann Olivencia

Facsimile:	+1 212 412 7401

CITIBANK, N.A.

By:	MICHAEL LLEWELLYN-JONES

Address:	399 Park Avenue
16th Floor S
New York
NY 10043
USA

Contact:	Mikkel Gronlykke

Facsimile:	+1 212 994 0847

LLOYDS TSB BANK PLC

By:	WAYNE ROBINSON

Address:	1095 Avenue of the Americas
35th Floor
New York
NY 10036
USA

Contact:	Martin Hurban / Elizabeth Taduran

Facsimile:	+1 212 930 5033

THE ROYAL BANK OF SCOTLAND PLC

By:	GUY PARKER

Address:	600 Washington Boulevard
Stamford
CT 06901
USA

Contact:	Mohamed Abdul Kadir Noorudeen

Facsimile:	+1 203 873 5019

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	CLAUDIA SIFFERT	KARL M STUDER
DIRECTOR

Address:	Eleven Madison Avenue
New York
NY 10010
USA

Contact:	Karl Studer

Facsimile:	+1 212 743 1894

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	MICHAEL STARMER-SMITH	ALASTAIR MACDONALD

Address:	60 Wall Street
New York
NY 10005
USA

Contact:	Lee Joyner

Facsimile:	+1 866 240 3622

GOLDMAN SACHS BANK USA

By:	HOWARD RUSSELL

Address:	c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
United Kingdom

Contact:	Simon Mellor / Kate Dawson

Facsimile:	+44 (0)20 7552 7070

MORGAN STANLEY BANK, N.A.

By:	RYAN VETSCH
AUTHORIZED SIGNATORY

Address:	201 South Main Street
5th Floor
Salt Lake City
UT 84111-2215
USA

Contact:	Peter Gerath / Tamas Jozsa

Facsimile:	+44 (0)20 7056 3484

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	KONSTANTINOS KARABALIS
DEPUTY GENERAL MANAGER

Address:	Neo Building
Rue Montoyer 51, Box 6
1000 Brussels
Belgium

Contact:	Konstantinos Karabalis

Facsimile:	+32 2 502 0780

The Original Euro Swingline Lenders

ABBEY NATIONAL TREASURY SERVICES PLC
(TRADING AS SANTANDER GLOBAL BANKING AND MARKETS)

By:	JAMES INCHES

Address:	2 Triton Square
Regent’s Place
London
NW1 3AN

Contact:	Paul Finney

Facsimile:	+44 (0)20 7756 5826

BANK OF AMERICA, N.A.

By:	DAN NEGOITA

Address:	5 Canada Square
Canary Wharf
London
E14 5AQ

Contact:	Theodore Becchetti / Gautam Himatsingka

Facsimile:	+44 (0)20 7174 6218

BARCLAYS BANK PLC

By:	JANE ROME
DIRECTOR

Address:	5 The North Colonnade
Canary Wharf
London
E14 4BB

Contact:	Cliff Baylis

Facsimile:	+44 (0)20 7773 1840

CITIBANK, N.A., LONDON BRANCH

By:	MICHAEL LLEWELYN-JONES

Address:	Citigroup Centre
33 Canada Square
London
E14 5LB

Contact:	Mikkel Gronlykke

Facsimile:	+44 (0)20 3364 2539

LLOYDS TSB BANK PLC

By:	WAYNE ROBINSON

Address:	Ground Floor
10 Gresham Street
London
EC2V 7AE

Contact:	Carlos Lopez

Facsimile:	+44 (0)20 7158 3477

THE ROYAL BANK OF SCOTLAND PLC

By:	GUY PARKER

Address:	135 Bishopsgate
London
EC2M 3UR

Contact:	Fuli Manoli / Gustavo Rizzo

Facsimile:	+44 (0)20 7672 6403

CREDIT SUISSE AG, LONDON BRANCH

By:	PETER STEVENS	SIOBHAN MCGRADY
MANAGING DIRECTOR	VICE PRESIDENT

Address:	One Cabot Square
London
E14 4QJ

Contact:	Garrett Lynskey / David Anthony

Facsimile:	+44 (0)20 7888 4155

DEUTSCHE BANK AG, LONDON BRANCH

By:	MICHAEL STARMER-SMITH	ALASTAIR MACDONALD

Address:	Winchester House
1 Great Winchester Street
London
EC2N 2DB

Contact:	Michael Starmer-Smith / Violaine Thouraud

Facsimile:	+44 (0)20 7545 4735

GOLDMAN SACHS BANK USA

By:	HOWARD RUSSELL

Address:
c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
United Kingdom

Contact:	Simon Mellor / Kate Dawson

Facsimile:	+44 (0)20 7552 7070

MORGAN STANLEY BANK, N.A.

By:	RYAN VETSCH
AUTHORIZED SIGNATORY

Address:	201 South Main Street
5th Floor
Salt Lake City
UT 84111-2215
USA

Contact:	Peter Gerath / Tamas Jozsa

Facsimile:	+44 (0)20 7056 3484

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	KONSTANTINOS KARABALIS
DEPUTY GENERAL MANAGER

Address:	Neo Building
Rue Montoyer 51,
Box 6
1000 Brussels
Belgium

Contact:	Konstantinos Karabalis

Facsimile:	+32 2 502 0780

The Agents

The Facility Agent

BARCLAYS BANK PLC

By:	JANE ROME
DIRECTOR

Address:	European Loans Agency
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB

Contact:	Ronnie Glenn

Facsimile:	+44 (0)20 7773 4893

Tel:	+44 (0) 20 7773 2859

Email:	ronnie.glenn@barcap.com

The Dollar Swingline Agent

BARCLAYS BANK PLC

By:	JANE ROME
DIRECTOR

Address:	Barclays Bank PLC
1301 Sixth Avenue
New York Metro Campus
New York USA 10019

Contact:	Armando Herrera

Facsimile:	+1 917 522 0569

Tel:	+1 212 320 3467

Email:	armando.herrera@barcap.com

The Euro Swingline Agent

BARCLAYS BANK PLC

By:	JANE ROME
DIRECTOR

Address:	European Loans Agency
Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB

Contact:	Ronnie Glenn

Facsimile:	+44 (0)20 7773 4893

Tel:	+44 (0) 20 7773 2859

Email:	ronnie.glenn@barcap.com